                                EXHIBIT 10.1(VV)

                          SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This Second Amended and Restated Revolving Credit and Term Loan Agreement is made on December 20, 1995, among LOMAK PETROLEUM, INC. ("PETROLEUM"), LOMAK OPERATING COMPANY ("OPERATING"), LOMAK PRODUCTION COMPANY ("PRODUCTION"), LOMAK RESOURCES COMPANY ("RESOURCES"), and RED EAGLE RESOURCES CORPORATION ("RED EAGLE") (individually a "BORROWER" and collectively the "BORROWERS"); BANK ONE, TEXAS, N.A. ("BANK ONE"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), NATIONSBANK OF TEXAS, N.A. ("NATIONSBANK"), and PNC BANK, NATIONAL ASSOCIATION ("PNC") (individually a "BANK" and collectively the "BANKS"); and BANK ONE, TEXAS, N.A., as agent for Banks (in such capacity, "AGENT").

RECITALS:
--------

         A. Petroleum, Operating, Production, Resources, and Red Eagle, as borrowers, and Bank One and TCB, as lenders, are parties to the Existing Credit Agreement (as herein defined), pursuant to which Bank One and TCB have made a $150,000,000 revolving loan (the "EXISTING LOAN") to those borrowers, payment of which is secured by liens, security interests, and other rights in oil and gas properties and other properties in Alabama, Louisiana, Michigan, Ohio, Oklahoma, Pennsylvania, Texas, and West Virginia.

         B. NationsBank and PNC have agreed to purchase from Bank One and TCB 30% of the Existing Loan and the related liens, security interests, and other rights, in the proportions of 20% for NationsBank and 10% for PNC, which will continue to be held in Bank One's name as Agent, for the ratable benefit of the Banks.

         C. It is the intent of the parties that the collateral securing the Existing Loan secure and shall continue to secure the indebtedness of the
Borrowers to the Banks.

         D. The parties desire to amend and restate the Existing Credit Agreement in its entirety on the terms set out herein.

         Now, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 - DEFINITIONS.
-----------------------

         1.01. DEFINED TERMS. For purposes of this Agreement, the following terms will have the respective meanings assigned them in this Article or in the sections or subsections referred to below:

         "ADVANCE" means, with respect to any Person, any loan, advance, or extension of credit to any other Person.

         "AGREEMENT" means this Amended and Restated Revolving Credit and Term Loan Agreement, as amended, supplemented, or modified from time to time.

         "APPLICABLE MARGIN" means the following percentage, determined based upon the type of Loan:

                  (a) BASE RATE LOANS: 0% during the Revolving Period and .25% during the Term Period; and


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                  (b) LIBOR LOANS: the applicable percentage set out below,
based upon the amount of the Credit Outstanding as a percentage of the Borrowing Base, adjusted monthly and determined by Agent at the close of business on the first Business Day of each month:

         (i) DURING THE REVOLVING PERIOD
             ---------------------------

                  PERCENT OF CREDIT OUTSTANDING               APPLICABLE MARGIN
                  --------------------------------------------------------------
                           Up to and including 50%                      .75%

                           Greater than 50% up to
                            and including 75%                                   1.00%

                           Greater than 75%                                     1.25%

         (ii) DURING THE TERM PERIOD
         ---------------------------

                  The Applicable Margins set out above under subparagraph (i) plus .25%.

         "AUTHORIZED OFFICER" means, as to any Person, its Chairman, President, or Chief Financial Officer duly authorized to act on behalf of such Person.

         "BASE RATE" means the rate of interest announced from time to time by Bank One at its office at 500 Throckmorton, Fort Worth, Texas, as its Bank One, Texas, N.A. Base Rate.

         "BASE RATE LOAN" means a Loan bearing interest with reference to the Base Rate.

         "BORROWER" means any of Petroleum, Operating, Production, Resources, or Red Eagle, and "BORROWERS" means all of them.

         "BORROWING BASE" means the amount determined pursuant to Section
3.01(a).

         "BUSINESS DAY" means any day except a Saturday, Sunday, or other day on which national banks in Fort Worth, Texas, are authorized by law to close and, if the applicable day relates to a LIBOR Loan, a day on which dealings in dollar deposits are also carried on in the London interbank market and banks are open for business in London.

         "CLOSING DATE" means the date of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

         "COLLATERAL" means the Mortgaged Properties and all property covered by liens, security interests, and other interests created by all deeds of trust, security agreements, collateral assignments, guaranties, and other collateral instruments previously or hereafter executed by a Borrower in favor of Agent or the Banks, either pursuant to this Agreement or otherwise.

         "COMMITMENT" means the Banks' aggregate obligation to make Loans to the Borrowers in an amount equal to the lesser of (i) the Borrowing Base or (ii) $250,000,000.

          "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 414(b) or 414(c) of the Code.

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


         "CREDIT OUTSTANDING" means, at any time, the sum of (i) the aggregate Letter of Credit Exposure at such time, plus (ii) the aggregate outstanding principal balance of all Loans at such time.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DEBT" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or for the purchase price of property, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (c) all other indebtedness (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (f) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (e) preceding. "DEBT" shall not include economic interests which are to be received by third parties in the future after recovery of a fixed amount of hydrocarbons and accompanying elements or the proceeds therefrom so long as such economic interests are properly deducted from the calculation of reserves contained in the Reserve Report furnished by the Borrowers to the Banks pursuant to Section 6.02(c)(4).

         "DETERMINATION" means any Periodic Determination, Special Determination, or any other Borrowing Base redetermination by the Banks.

         "DETERMINATION DATE" means each May 1 and November 1 and also, with respect to any Special Determination, means the first day of the first month which is not less than 20 Business Days following the date of a request for a Special Determination.

         "DISTRIBUTION" by any Person, shall mean (a) with respect to any stock issued by such Person or any partnership interest of such Person, the retirement, redemption, purchase, re-purchase, or other acquisition for value of any such stock or partnership interest, (b) the declaration or payment of any cash dividend or other distribution on or with respect to any stock or any partnership interest of any Person, and (c) any other payment by such Person with respect to such stock or partnership interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

         "EURODOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in Fort Worth, Texas, in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the LIBOR Interest Rate is determined or any category of extension of credit or other assets that include LIBOR Loans).

         "EVENTS OF DEFAULT" has the meaning set forth in Section 7.01.

         "EXISTING CREDIT AGREEMENT" means the Loan Agreement dated July 6, 1994, between the Borrowers, Bank One, and TCB, as amended through the date hereof.

         "EXISTING LOAN" has the meaning given such term in the recitals hereto.

         "FEDERAL FUNDS RATE" means, as of any date, the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such date, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such date, provided, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal
                                       52

Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, as so published on the next succeeding Business Day, and (ii) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Agent on such day on such transactions as determined by Agent.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question (accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period).

         "HEDGE TRANSACTIONS" means transactions providing for the hedging, forward sale, or swap of crude oil or natural gas by a Borrower or its Subsidiaries.

         "INTEREST PERIOD" means, with respect to each LIBOR Loan, the period commencing on the date that Loan is made and ending one, two, three, six, nine, or twelve months thereafter, subject to availability, as the Borrowers may elect, provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless that Business Day falls in another calendar month, in which case the Interest Period will end on the next preceding Business Day;

                  (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Interest Period) will, subject to clause (iii) below, end on the last Business Day of a calendar month;

                  (iii) if any Interest Period includes a date on which any payment of principal of the Loan is required to be made hereunder, but does not end on that date, then (A) the principal amount of each LIBOR Loan required to be repaid on that date shall have an Interest Period ending on that date and (B) the remainder of the LIBOR Loan shall have an Interest Period determined as set forth above; and

                  (iv) No Interest Period shall extend past November 1, 2002.

         "INVESTMENT" means, with respect to any Person, any capital contribution to, investment in, or purchase of the stock securities of, or interests in, any other Person.

         "LENDING OFFICE" means, with respect to any Bank, for each type of Loan, the Lending Office of such Bank (or of an affiliate of such Bank) designated for such type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as that Bank may from time to time specify to the Borrowers and Agent as the office at which its Loans of such type are to be made and maintained.

         "LETTER OF CREDIT" means a letter of credit issued for the account of a Borrower pursuant to Section 2.02.

         "LETTER OF CREDIT APPLICATION" means Bank One's customary letter of credit application.

         "LETTER OF CREDIT EXPOSURE" means the unfunded or funded and unreimbursed portion of all Letters of Credit outstanding at any time.

         "LIBOR LOAN" means a Loan bearing interest with reference to the LIBOR Rate; each LIBOR Loan having a different Interest Period shall be deemed to be a separate LIBOR Loan.

         "LIBOR RATE" applicable to any Interest Period, means a rate per annum equal to the quotient obtained (rounded upward, if necessary to the next higher 1/64 of 1%) by dividing (i) the applicable London Interbank Offered Rate by
(ii) 1.00 minus the Eurodollar Reserve Percentage, adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "LIEN" means with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrowers shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset.

         "LOAN" means a Base Rate Loan or a LIBOR Loan, and "LOANS" means Base Rate Loans or LIBOR Loans or any combination thereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Mortgages, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

         "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate per annum determined by Agent (rounded upward, if necessary, to the next higher 1/64 of 1%) at which deposits in dollars are offered to Bank One by first class banks in the London interbank market as of the first day of the Interest Period in an amount approximately equal to the principal amount of the LIBOR Loan to which the Interest Period is to apply and for a period of time comparable to the Interest Period (Agent shall determine the London Interbank Offered Rate and shall notify Petroleum as soon as practicable).

         "MAJORITY BANKS" means at any time the Banks holding 85% or more of the Commitment.

         "MATERIAL ADVERSE EFFECT" means any circumstance or event which (i) would have or has had any adverse effect upon the validity or enforceability of any of the Loan Documents, (ii) is or would be material and adverse to the financial condition or business operations of a Borrower, (iii) has impaired or would impair the ability of a Borrower to perform any of its obligations or substantially all of its obligations under the Loan Documents, or (iv) causes an Event of Default.

         "MAXIMUM RATE" means, at the particular time in question, the maximum rate of interest which, under applicable law, may then be charged by the Banks.

         "MORTGAGED PROPERTIES" means the Borrower's oil and gas properties that are now or hereafter become subject to Mortgages.

         "MORTGAGES" means mortgages, deeds of trust, and security agreements, financing statements, assignments, and such other documents and instruments (including division and transfer orders), previously granted to Bank One or hereafter granted to Bank One, individually and in its capacity as Agent, to secure repayment of the Obligations.

         "MULTIEMPLOYER PLAN" means a Plan described in Section 4001(a)(3) of ERISA.

         "NATIONSBANK" means NationsBank of Texas, N.A., a national banking association.

         "NOTE" means a Revolving Note or a Term Note, and "NOTES" means the Revolving Notes or the Term Notes, or both, as the context may require.

         "OBLIGATIONS" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of a Borrower or any of its Subsidiaries to Agent or any Bank arising pursuant to the Loan Documents, and all interest accrued thereon, and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

         "OPERATING" means Lomak Operating Company, an Ohio corporation.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PNC" mans PNC Bank, National Association, a national banking association.

         "PERCENTAGE SHARE" means, for each Bank, that percentage set forth opposite its name below:

                                    Bank One                  35%
                                    TCB                       35%
                                    NationsBank               20%
                                    PNC                       10%

         "PERIODIC DETERMINATION" means any determination of the Borrowing Base pursuant to Section 3.01(b)(1).

         "PERMITTED ENCUMBRANCES" means with respect to any asset:

                  (a) Liens securing the Obligations in favor of the Banks;

                  (b) Minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of oil and gas properties, and for the purposes of this Agreement, a minor defect in title shall include (i) those instances where record title to an oil and gas lease is in a predecessor in title to a Borrower, but where a Borrower, by reason of a farmout or other instrument is presently entitled to receive an assignment of its interest or other evidence of title and the appropriate Person is proceeding diligently to obtain such assignment, and (ii) easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways, and other easements and rights-of-way, on, over or in respect of any of the properties of a Borrower that are customarily granted in the oil and gas industry; so long as, with respect to any of such minor defects in title, the same are minor defects which are customary and usual in the oil and gas industry and which are customarily accepted by a reasonably prudent operator dealing with its properties;

                  (c) Inchoate statutory or operators' liens securing obligations for labor, services, materials, and supplies furnished to oil and gas properties which are not delinquent;

                  (d) Mechanic's, materialmen's, warehouseman's, journeyman's and carrier's liens, and other similar liens arising by operation of law or statute in the ordinary course of business which are not delinquent to the extent permitted by Section 6.03(a);

                  (e) Production sales contracts, gas balancing agreements, and joint operating agreements; provided, that the amount of all gas imbalances known to any Authorized Officer of each Borrower and the amount of all production which has been paid for but not delivered shall have been disclosed or otherwise taken into account in the Reserve Reports delivered to the Banks hereunder;

                  (f) Liens for Taxes or other assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action for which adequate reserves have been established;

                  (g) All rights to consent by, required notices to, filings with, or other actions by, governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if a Borrower is entitled to such consent, the same are customarily obtained subsequent to such sale or conveyance, and the appropriate Person is proceeding diligently to obtain such consent, notice or filing;

                  (h) The terms and provisions of any of the oil and gas leases pursuant to which a Borrower derives its interests;

                  (i) Lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Reports including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest, or reversionary working interest and which have been disclosed to Agent in writing; PROVIDED, HOWEVER, that a Borrower shall not be required to disclose such lease burdens unless the same are lease burdens which are not customarily and usually found in the oil and gas industry or unless the same are lease burdens which obligate a Borrower, as applicable, in a fashion not customarily and usually found in the oil and gas industry;

                  (j) All applicable laws, rules, and orders of governmental authorities having jurisdiction of the affairs of the Borrowers;

                  (k) Liens securing Debt incurred to finance the acquisition of the assets which are the subject of such Liens (to the extent permitted by Section 6.03(a) hereof); and

                  (l) Security interests covering cash, deposit accounts, or certificates of deposit securing a Borrower's or its Subsidiaries' obligations under Hedge Transactions permitted by Section 6.03(m).

         "PERMITTED INVESTMENTS" means, with respect to the Borrowers and their Subsidiaries, (a) Investments in the Borrowers' Subsidiaries (excluding Investments by Petroleum in Operating, Production, and Red Eagle and Investments by Operating in Resources) which combined do not exceed $1,000,000 in the aggregate, calculated for each one year time period from January 1 to December 31, inclusive, and (b) Investments in (1) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investor Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank which is a member of the Federal Reserve System and has combined capital and surplus and undivided profits of not less than $1,000,000,000; (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to Petroleum or any Subsidiary or stock of publicly traded companies not to exceed $5,000,000 in cost in the aggregate at any time; and (5) Hedge Transactions permitted by this Agreement.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PETROLEUM" means Lomak Petroleum, Inc., a Delaware corporation.

         "PLAN" means any pension plan which is covered by Title IV of ERISA and in respect of which a Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

         "PRESENT VALUE" means the discounted present value of future net income accruing to the pertinent oil and gas properties, calculated based upon the parameters established from time to time by the Securities and Exchange Commission.

         "PRODUCTION" means Lomak Production Company, a Delaware corporation.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "RED EAGLE" means Red Eagle Resources Corporation, a Delaware corporation.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

         "RESERVE REPORT" means an engineering analysis of the oil and gas properties owned by the Borrowers in form and substance acceptable to the Majority Banks prepared by independent petroleum engineers acceptable to the Majority Banks [with the exception of the Reserve Report required to be delivered on or before October 1 of each year pursuant to Section 6.02(b)(4) or, if permitted by the Majority Banks, pursuant to any Special Determination under Section 3.03, which may be prepared by Petroleum's in-house staff] in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69, which designates the owner of each asset that is the subject of such Reserve Report.

         "RESTRICTED PAYMENT" means (a) any Distribution by a Borrower, (b) the issuance of a guarantee by a Borrower with respect to any Debt or other obligation of any Subsidiary other than another Borrower, and (c) the retirement, redemption or prepayment prior to the scheduled maturity by a Borrower of such Borrower's Subordinated Debt.

         "REVOLVING LOAN(S)" has the meaning assigned in Section 2.01(a).

         "REVOLVING NOTE" means the promissory note evidencing a Bank's Revolving Loan and any renewals, extensions, or modifications of it.

         "REVOLVING PERIOD" means the period of time commencing on the Closing Date and ending on the Revolving Termination Date.

         "REVOLVING TERMINATION DATE" means November 1, 1998.

         "SPECIAL ACCOUNTS" means a Person's revenue distribution accounts and other accounts at a Bank which are not solely for the benefit of such Person.

         "SPECIAL DETERMINATION" means any determination of the Borrowing Base pursuant to Section 3.03.

         "SUBORDINATED DEBT" means Debt incurred by a Borrower, the repayment of which is subordinate (in a manner acceptable to the Banks, as evidenced by the Banks' written approval) to such Borrower's repayment of the Loans, including notes created upon the conversion of Petroleum's convertible exchangeable preferred stock outstanding as of the Closing Date.

         "SUBSIDIARY" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by that Person and any Subsidiaries of that Person.

         "TCB" means Texas Commerce Bank National Association, a national banking association.

        "TAXES" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "TAX" means any one of the foregoing.

         "TERM LOAN(S)" has the meaning assigned to it in Section 2.03.

         "TERM NOTE" means the promissory note evidencing a Bank's Term Loan and any renewals, extensions, or modifications of it.

         "TERM PERIOD" means the period of time commencing on the Revolving Termination Date and ending on November 1, 2002.

         "UNUSED AVAILABILITY" means, at any time during the Revolving Period, the remainder of (i) the Borrowing Base at such time, minus (ii) the Credit Outstanding.

         1.02. OTHER DEFINITIONAL PROVISIONS. Other terms are defined within this agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All petroleum terms used herein have the meanings given such terms from time to time and at the time in question by the Society of Professional Engineers of the American Institute of Mining Engineers. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.

ARTICLE 2 - AMOUNT AND TERMS OF THE LOANS.
-----------------------------------------

         2.01. REVOLVING LOANS. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make loans (the "REVOLVING LOANS") to the Borrowers from time to time during the period from the date of this Agreement up to but not including the Revolving Termination Date in an aggregate principal amount not to exceed at any time outstanding its Percentage Share of the Commitment; provided that a Bank will have no obligation to advance funds to the Borrowers in excess of that Bank's Percentage Share of an amount equal to the Commitment less the aggregate Letter of Credit Exposure. The Revolving Loans shall be made to the Borrowers by each Bank in the proportion of that Bank's Percentage Share. Subject to terms and conditions hereof, the Revolving Loans may be outstanding as Base Rate Loans or LIBOR Loans. Each type of Revolving Loan shall be made and maintained at such Bank's Lending Office for such type of Loan. The failure of any Bank to make any requested Loan to be made by it on the date specified for such Loan shall not relieve the other Banks of their obligation (if any) to make such Loan on such date, but no Bank shall be responsible for the failure of the other Banks to make such Loans to be made by the other Bank. Each Revolving Loan shall be in a minimum principal amount of $100,000 (except that any Base Rate Loan may be in the amount of the unused portion of the Commitment). Subject to the foregoing limitations, the Borrowers may borrow under this Section 2.01, repay as permitted by Sections
2.04 and 2.05 (and to the extent permitted by Section 2.11, prepay Loans), and reborrow under this Section 2.01. Notwithstanding any provision of this Agreement or the Loan Documents to the contrary, on the Closing Date and continuously until repayment in full of all Loans or the termination of this Agreement, whichever occurs first, there shall be and remain outstanding a Loan of not less than $1,000, the balance of which may not be prepaid.

         2.02. LETTERS OF CREDIT. (a) Bank One will, from time to time, upon request by any Borrower, issue Letters of Credit for the account of that Borrower, so long as: (i) the Borrowing Base exceeds the sum of the total Credit Outstanding plus the amount of the requested Letter of Credit; (ii) the Borrowers
                                       58
would be entitled to a Loan under Section 2.01 in the amount of the requested Letter of Credit; and (iii) the total face amount of all Letters of Credit outstanding at any time does not exceed 10% of the Borrowing Base. Not less than three Business Days prior to the requested date of issuance of any Letter of Credit, such Borrower shall execute and deliver a Letter of Credit Application. Each Letter of Credit will be in the minimum amount of $25,000 and will be in form and substance acceptable to Bank One. No Letter of Credit will have an expiration date later than the earlier of (i) the Revolving Termination Date, or (ii) one year from the date of issuance. At the time of issuance of each Letter of Credit, such Borrower shall pay Agent for the pro rata account of Banks a fee equal to the greater of (i) $250, or (ii) one percent per annum (based upon the amount and term of the Letter of Credit).

                  (b) In the event Bank One funds a Letter of Credit pursuant to a valid request for funding by a beneficiary of a Letter of Credit prior to the Revolving Termination Date, the Banks, at their option, may treat the funding as an advance under the Revolving Loans.

                  (c) Bank One irrevocably grants to TCB, NationsBank, and PNC, and TCB, NationsBank, and PNC irrevocably accept and purchase from Bank One, on the terms and conditions stated below, for each Bank's own account and risk, an undivided interest equal to each Bank's respective Percentage Share of Bank One's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by Bank One thereunder. In the event that a Borrower fails to pay Bank One on demand the amount of any draft or other request for payment drawn under a Letter of Credit as required by the Letter of Credit Application, TCB, NationsBank, and PNC shall, before 2:00 p.m., Fort Worth, Texas time, on the Business Day Bank One gives notice to the other Banks of that Borrower's failure to so pay Bank One, if such notice is given by 10:00 a.m., Fort Worth, Texas time (or on the Business Day immediately succeeding the day such notice is given after 10:00 a.m., Fort Worth, Texas time), pay to Bank One at its Lending Office, or at such other office of which Bank One shall have given written notice, in legal tender of the United States of America, in same day funds, such Bank's Percentage Share of the amount of such draft or other request for payment from the Borrowers plus interest on such amount from the date Bank One shall have paid such draft or request for payment to the date of such payment by such Bank, at the Federal Funds Rate or customary rate set by Agent for the correction of errors. TCB's, NationsBank's, and PNC's obligations to reimburse Bank One pursuant to the terms of this Section 2.02(c) are irrevocable and unconditional; provided, however, that TCB, NationsBank, and PNC shall not be obligated to reimburse Bank One for any wrongful payment or disbursement made by Bank One under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Bank One. Whenever, at any time after Bank One has made payment under any Letter of Credit and has received from the other Banks their respective Percentage Shares of such payment in accordance with this subsection, Bank One receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by Bank
One), or any payment of interest on account thereof, Bank One will distribute to the other Banks their Percentage Shares thereof; PROVIDED, however, that in the event Bank One shall be required to return any such payment received by it, TCB, NationsBank, and PNC shall return to Bank One the portion thereof previously distributed by Bank One to them.

                  (d) Upon the occurrence of any Event of Default, the Borrowers shall, on the next succeeding Business Day, deposit with Bank One such funds as Bank One may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure. As drafts or demands for payment are presented under any Letter of Credit, Bank One shall apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Loans and Letter of Credit Exposure have been repaid in full (and the Banks have no obligation to make further Loans or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Bank One, Bank One shall release to the Borrowers any remaining funds deposited under this provision.

                  (e) Whenever the Borrowers are required to make deposits under this provision and fail to do so on the day such deposit is due, Bank One may, without notice to the Borrowers, make such deposit (whether by application of proceeds of any collateral for the Loans or by transfers from other

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



accounts maintained with Bank One excluding any of the Borrowers' Special Accounts) using any funds then available to Bank One of the Borrowers, any guarantor, or any other person liable for all or any part of the Loans.

         2.03. TERM LOANS. Each Bank severally agrees, subject to the terms and conditions of this Agreement, to make a loan (the "TERM LOANS") to the Borrowers on the Revolving Termination Date in an aggregate principal amount up to but not exceeding its Percentage Share of the unpaid principal balance of the Revolving Loans, subject to the Borrowing Base provisions of Article 3. Each Bank's Term Loan may be a combination of Base Rate Loans and LIBOR Loans, subject to the terms of this Agreement. Each type of Loan shall be made and maintained at such Bank's Lending Office for such type of Loan.

         2.04. NOTES. (a) All Revolving Loans made by each Bank shall be evidenced by, and repaid with interest in accordance with a single promissory note of the Borrowers (a "REVOLVING NOTE"), which shall (i) be in substantially the form of attached Exhibit A, duly completed; (ii) be dated the date hereof;
(iii) be in a face amount equal to such Bank's Percentage Share of $250,000,000; (iv) be payable to the order of such Bank, for the account of its applicable Lending Office; and (v) bear interest in accordance with Section
2.05 hereof. Notwithstanding the principal amount of each Bank's Revolving Note as stated on the face thereof, the amount of principal actually owing on a Bank's Revolving Note at any given time shall be the aggregate of that Bank's Loans made to the Borrowers, less all payments of principal actually received by Agent for the account of such Bank.

                  (b) The Term Loan made by each Bank shall be evidenced by, and repaid with interest in accordance with, a single promissory note (a "TERM Note") of the Borrowers which shall (i) be in substantially the form of attached Exhibit B, duly completed; (ii) be dated as of the Revolving Termination Date; (iii) be in renewal and extension of the principal amounts of the unpaid principal balance of the applicable Bank's Revolving Loan; (iv) bear interest in accordance with Section 2.05 hereof; and (v) be payable to the order of such Bank for the account of its applicable Lending Office. The principal of such Bank's Term Note shall be repaid in 16 consecutive quarterly installments, each in an amount equal to 1/16 of the original principal amount of such Bank's Term Loan. The first installment on each Term Note shall be due on January 1, 1999, with subsequent installments due on the first day of April, July, October, and January of each year of the Term Note, and thereafter to and including November 1, 2002; provided, however that the last payment will be in an amount sufficient to repay in full the unpaid, principal amount of each Bank's Term Loan.

         2.05. INTEREST RATES. The Borrowers shall pay interest to Agent for the account of each Bank on the outstanding and unpaid principal amount of that Bank's Loans made under this Agreement at a rate per annum as follows:

                  (a) For each Base Rate Loan, at a rate equal to the sum of the Base Rate in effect from day to day plus the Applicable Margin, each change in the Base Rate to be effective without notice to Borrowers on the effective date of each such change, provided that in no event will the rate charged hereunder or under any Note exceed the Maximum Rate, payable on the first day of January, April, July, and October of each year.

                  (b) For each LIBOR Loan, for the Interest Period applicable thereto, at a rate equal to the sum of the LIBOR Rate plus the Applicable Margin, provided that in no event will the rate charged hereunder or under any Note exceed the Maximum Rate, payable on the first day of January, April, July, and October of each year and at the end of each applicable Interest Period.

                  (c) Agent shall determine each interest rate applicable to the Loans in accordance with the terms hereof. Agent shall promptly notify the Borrowers and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

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


                  (d) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Base Rate or the LIBOR Rate hereunder (the "CONTRACT RATE") is limited to the Maximum Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the affected Loan below the Maximum Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of a Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, the Borrowers shall pay to the holder of the Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (ii) the amount of interest actually paid on the Note.

                  (e) Any change in the interest rate based upon the Base Rate resulting from a change in the Base Rate shall be effective as of the opening of business on the Business Day on which the change in Base Rate becomes effective. Interest on the unpaid principal of each Base Rate Loan and LIBOR Loan shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

         2.06. METHOD OF BORROWING. (a) To request Loans, Petroleum shall hand deliver or telecopy to Agent a written loan request in a form acceptable to Agent at its sole discretion prior to 12:00 noon (Fort Worth, Texas time) at least one Business Day before the date of each proposed Base Rate Loan, and at least two Business Days before the date of each LIBOR Loan. Each loan request shall specify (1) the date of the Loans; (2) the aggregate amount of the Loans;
(3) the portion of the Loans that are to be Base Rate Loans or LIBOR Loans; and
(4) in the case of LIBOR Loans, the duration of the Interest Period applicable thereto. Agent shall promptly notify each Bank of Petroleum's request and not later than 12:00 p.m. (Fort Worth, Texas time), on the date of a Loan, each Bank will make available to Agent at 500 Throckmorton Street, Fort Worth, Texas 76102, in immediately available funds, that Bank's Percentage Share of the Loan. After Agent's receipt of these funds, not later than 2:00 p.m. (Fort Worth, Texas time), on the date of the Loans and upon fulfillment of the applicable conditions set forth in Article 5:

                           (i) For Revolving Loans, Agent will make the Loans
available to the Borrowers in immediately available funds by crediting the amount thereof to Petroleum's account with Agent; and

                           (ii) For Term Loans, Agent will make the Loans
available to the Borrowers and the proceeds of the Term Loans shall be applied to the payment in full of the then outstanding Revolving Loans of each Bank.

                  (b) All notices given by Petroleum under this Section 2.06 shall be irrevocable and shall be given not later than 10:00 a.m. (Fort Worth, Texas time) on a day which is not less than the number of Business Days specified above for such notice.

         2.07. NON-RECEIPT OF FUNDS BY AGENT. (a) Unless Agent receives notice from a Bank prior to the date on which that Bank is to provide funds to Agent for a Loan to be made by that Bank that such Bank will not make available to Agent the funds, Agent may assume that such Bank has made the funds available to Agent on the date of the Loan in accordance with Section 2.06, and Agent in its sole discretion (but subject to Section 8.01 hereof) may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrowers on the date a corresponding amount. If and to the extent such Bank has not made such funds available to Agent, such Bank agrees to repay to Agent, immediately on demand, the corresponding amount together with interest thereon, for each day from the date the amount is made available to the Borrowers until the date the amount is repaid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Bank shall repay to Agent the corresponding amount, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not pay such corresponding amount immediately upon Agent's demand therefor, Agent shall promptly notify Petroleum, and the Borrowers shall immediately pay such corresponding amount to Agent with interest

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



thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to Agent, at the rate of interest applicable at the time to such proposed Loan.

                  (b) Unless Agent receives notice from the Borrowers prior to the date on which any payment is due to the Banks hereunder that the Borrowers will not make such payment in full, Agent may assume that the Borrowers have made such payment in full to Agent on such date, and Agent in its sole discretion may, but is not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers shall not have so made such payment in full to Agent, each Bank shall repay to Agent immediately on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.

         2.08. USE OF PROCEEDS. The proceeds of the Revolving Loans shall be used (a) on the Closing Date, to refinance the entire unpaid balance of the Existing Notes; and (b) on and after the Closing Date, (1) for the payment of capital expenditures, drilling costs, and other expenses incurred by the Borrowers in the further development of the Borrowers' oil and gas properties,
(2) to purchase additional oil and gas properties, (3) for working capital and general corporate purposes, but only to the extent that the use of proceeds for such purposes would be permitted under the terms of this Agreement, (4) to fund Letters of Credit, and (5) for Permitted Investments. The proceeds of the Term Loan shall be used solely to refinance the indebtedness evidenced by the Revolving Notes.

         2.09. CONVERSIONS AND RENEWALS. Petroleum may elect from time to time to convert all or a part of one type of Loan into another type of Loan or to renew all or part of a Loan by giving Agent written notice at least one Business Day before the conversion into a Base Rate Loan and at least two Business Days before the conversion into or renewal of a LIBOR Loan, specifying: (a) the renewal or conversion date; (b) the amount of the Loan to be converted or renewed; and (c) in the case of conversions, the type of Loan to be converted into; and (d) in the case of renewals of or a conversion into LIBOR Loans, the duration of the Interest Period applicable thereto; provided that (i) the minimum principal amount of each Loan outstanding after a renewal or conversion shall be $100,000; and (ii) LIBOR Loans can be converted only on the last day of the Interest Period for such Loan. All notices given by Petroleum under this Section 2.09 shall be irrevocable and shall be given no later than 10:00 a.m. (Fort Worth, Texas time) on the Business Day which is not less than the number of Business Days specified above for such notice. If Petroleum fails to give Agent the notice as specified above for the renewal or conversion of a LIBOR Loan prior to the end of the Interest Period with respect thereto, that LIBOR Loan shall automatically be converted into a Base Rate Loan on the last day of the Interest Period for the Loan.

         2.10. LIMITATION ON NUMBER OF LIBOR LOANS. There may be no more than an aggregate of ten LIBOR Loans outstanding at any time, unless otherwise agreed by the Banks.

         2.11. PREPAYMENTS. (a) The Borrowers may, without premium or penalty, upon one Business Days' prior written notice to Agent, prepay the Notes, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided that (i) each prepayment of less than the full outstanding principal balance of the Notes shall be in a minimum amount equal to $100,000; (ii) if the Borrowers prepay the principal of any LIBOR Loan on any date other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay to the Banks the amounts specified in Section 9.06;
(iii) after the Revolving Termination Date, the Borrowers shall at all times maintain a sufficient portion of the Term Loan as a Base Rate Loan to allow the Borrowers to make regularly scheduled payments of principal without paying a LIBOR Loan prior to the end of the applicable Interest Period; and (iv) in the case of the Term Note, prepayments shall be applied pro rata to the remaining principal installments due after the prepayment. Upon receipt of any such prepayments, Agent will promptly thereafter cause to be distributed such prepayment to each Bank for the account of its applicable Lending Office in the

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



proportion that each such Bank's Loan to which the prepayment applies bears to the total amount of all Banks' Loans to which the prepayment applies.

                  (b) The Borrowers shall make mandatory prepayments of the Revolving Notes and the Term Notes, as appropriate, as required under Section 3.05.

                  (c) Any prepayment of a Note hereunder shall be (i) made together with interest accrued (through the date of such prepayment) on the principal amount prepaid and (ii) applied first to accrued interest and then to principal.

         2.12. MANNER AND APPLICATION OF PAYMENTS. (a) All payments of principal of, and interest on, any Note shall be made by the Borrowers to Agent before 2:00 p.m. (Fort Worth, Texas time), in Federal or other immediately available funds, at Agent's office at 500 Throckmorton Street, Fort Worth, Texas 76102, for the account of the applicable Lending Office of each Bank. Should the principal of, or any installment of the principal or interest on, any Note, or any commitment fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. Whenever any payment to be made under this Agreement or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest and the commitment fee, as the case may be, except, in the case of a LIBOR Loan, if the result of such extension would be to extend such payment into another calendar month, such payment shall be made on the immediately preceding Business Day. All payments made under the Loan Documents shall be credited, to the extent of the amount thereof, in the following manner: (i) first to fees, costs and expenses which the Borrowers have agreed to pay under the Loan Documents for which the Borrowers have received an invoice no later than five days prior to such payment; (ii) second, against the amount of interest accrued and unpaid on such Note as of the date of such payment; (iii) third, against all principal (if any) due and owing on such Note as of the date of such payment; (iv) fourth, as a prepayment of outstanding Base Rate Loans under the Note; (v) fifth, as a prepayment of outstanding LIBOR Loans under the Note; and (vi) sixth, as a prepayment of any remaining Obligation. Subject to the foregoing, payments and prepayments of principal of a Note shall be applied to such outstanding Base Rate Loans and LIBOR Loans under the Note as the Borrowers shall select; provided, however, that the Borrowers shall select Base Rate Loans and LIBOR Loans to be repaid in a manner designated to minimize the loss to each Bank, if any, resulting from such payments; and provided further that, if the Borrowers fail to select the Base Rate Loans and LIBOR Loans to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of such payment, then each Bank shall be entitled to apply the payment to Base Rate Loans and LIBOR Loans in the manner it shall deem appropriate.
                  (b) On the Business Day of receipt by Agent, if Agent's receipt occurs before 1:00 p.m. (Fort Worth, Texas time), Agent will promptly thereafter cause to be distributed, on the same Business Day, (1) such payments of principal and interest in like funds to each Bank for the account of its applicable Lending Office in the proportion that such Bank's Loans to which the payment applies bears to the total amount of all Banks' Loans to which the payment applies and (2) other fees payable to any Bank to be applied in accordance with the terms of this Agreement. All payments received by Agent after 1:00 p.m. (Fort Worth, Texas time) will be distributed promptly by Agent, and in no event later than 2:00 p.m. (Fort Worth, Texas time) of the next succeeding Business Day. The Borrowers authorize each Bank, if and to the extent payment is not made when due under this Agreement or under any Note, to charge from time to time against any account of any Borrower with such Bank other than a Special Account any amount as due.

ARTICLE 3 - BORROWING BASE.
--------------------------

         3.01. DETERMINATION OF BORROWING BASE. (a) The term "BORROWING BASE" means the designated loan value (as calculated by the Banks in their sole discretion in accordance with then-current practices, customary procedures and standards used by Banks for their petroleum industry customers) assigned to the Borrowers' oil and gas properties and other related assets, as redetermined from time to time in their sole

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


discretion and as may be reduced by the Borrowers pursuant to Section 3.06. In determining the Borrowing Base, each Bank will utilize (i) the pertinent economic parameters customarily used by each Bank with respect to credits of a similar size and nature and (ii) the information that the Banks have available to them at the time of each determination, including, without limitation, assets, liabilities, cash flow, and other financial information regarding the Borrowers and the Collateral and the business, properties, prospects, management, and ownership of the Borrowers. Any increase in the Borrowing Base is subject to the credit approval processes of the Banks. The Banks shall never have the obligation to designate a Borrowing Base in excess of their legal or internal lending limits.

                  (b) Based in part upon the Reserve Report delivered pursuant to Section 6.02(c)(4), the Banks will determine the Borrowing Base to be in effect on the next succeeding Determination Date. Each Bank shall notify Agent on or before ten days prior to each Determination Date of the Borrowing Base which such Bank determines should become effective on such Determination Date. Thereafter, the Banks shall consult with each other in order to agree on the Borrowing Base to be effective on such Determination Date. The Borrowing Base agreed to by the Majority Banks shall become effective on the next succeeding Determination Date and shall remain in effect until the next Determination. Agent shall notify the Borrowers of the Borrowing Base to become effective on each Determination Date no later than 2:00 p.m. (Fort Worth, Texas, time) on such Determination Date.

                  (c) The initial Borrowing Base in effect during the period commencing on the Closing Date and continuing until the first Determination after the Closing Date shall be $105,000,000.

         3.02. PERIODIC DETERMINATIONS. By the later of each Determination Date or the expiration of 30 days after the Banks' receipt of the information required by paragraphs (4), (5), (6), and (7) of Section 6.02(c), the Banks will redetermine, in their sole discretion, a Borrowing Base for the Borrowers as of the Determination Date (a "PERIODIC DETERMINATION").

         3.03. SPECIAL DETERMINATIONS. (a) In addition to the Periodic Determinations, the Borrowers may request two Determinations in each six month period commencing on May 1 and November 1 of each year in conjunction with the Borrowers proposed acquisition of additional oil and gas properties (a "SPECIAL Determination"). With each request for a Special Determination, the Borrowers shall deliver to the Banks a Reserve Report prepared within 180 days prior to the date of such request. The Reserve Report shall evaluate the reserves attributable to the oil and gas properties to be acquired (such properties are herein called the "ADDITIONAL PROPERTIES") and shall include, without limitation, a description of reserves which relate to the Additional Properties, net revenue interests and working interests attributable to such reserves, rates of production, gross revenues, operating expenses, ad valorem taxes, projected capital expenditures necessary to cause the Additional Properties to achieve the rate of production set forth in the Reserve Report, net revenues and present value of future net revenues attributable to such reserves and production therefrom, and a statement of the assumptions upon which such determinations were made.

                  (b) Upon each request for a Special Determination, the Banks will review the Borrowing Base within 30 days from receipt by the Banks of all pertinent information, and Agent will advise the Borrowers of the Banks' decision, which will be at the Banks' sole discretion and will be determined in accordance with Section 3.01. If, in conjunction with a Special Determination, the Borrowers submit to the Banks for their review Additional Properties and the Banks elect to increase the Borrowing Base, the increase in the Borrowing Base will be effective as of the date upon which the Borrowers execute and deliver to the Banks appropriate documents reflecting an appropriate amendment to this Agreement.

         3.04. ADDITIONAL DETERMINATIONS. (a) In addition to Periodic and Special Determinations, the Banks may redetermine the Borrowing Base one time in each six month period commencing on May 1 and November 1 of each year if at any time it appears to the Banks, in their sole discretion, that either (i) there has been a material decrease in the Present Value of the Borrowers' oil and gas properties, or (ii) an event has occurred that is reasonably expected to have a Material Adverse Effect. In addition to the


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



Periodic Determinations, the Special Determinations, and the Determinations just described, the Banks at their option may redetermine the Borrowing Base at any time a Borrower enters into and consummates a transaction to sell oil and gas properties valued in the Borrowers' most recent Reserve Report at an amount that equals or exceeds 5.0% of Borrowing Base at that time or at any time that a Borrower issues preferred stock or incurs Subordinated Debt as permitted under Section 6.03(i). All Determinations shall be made in accordance with
Section 3.01.

                  (b) In the event of a Special Determination or a Determination pursuant to this Section 3.04, the Banks may, in the exercise of their sole discretion, suspend the next regularly scheduled Determination.

         3.05. OVER ADVANCE. If at any Determination, the Borrowing Base is less than the aggregate Credit Outstanding, Agent will notify the Borrowers of the amount of the Borrowing Base and the amount of the deficiency. The Borrowers shall remedy the deficiency by paying to Agent for the account of each Bank principal payments, each equal to 1/6 of the deficiency, commencing 10 days after the deficiency notice is sent by Agent and continuing on the same day of the next five months. A failure by the Borrowers to resolve a Borrowing Base deficiency to the Banks' satisfaction within six months after the date the first deficiency payment is due will constitute an Event of Default under
Section 7.01.

         3.06. REDUCTION OF BORROWING BASE. (a) Petroleum may elect at any time to reduce the amount the Borrowers may borrow under this Agreement to an amount less than the Borrowing Base. If Petroleum so elects, Petroleum must give notice to Agent three Business Days prior to the effective date of any such reduction. Petroleum's reduction of the Borrowing Base may be in amounts of at least $1,000,000 in any integral multiple of $100,000. Any such reduction shall be accompanied by payment in full of any commitment fee then accrued on the amount of such reduction. The Borrowers may not reduce the Borrowing Base to an amount less than the Letter of Credit Exposure. On the effective date of any such reduction, the Borrowers shall, to the extent required as a result of such reduction, make a principal payment on the Loans in an amount sufficient to cause the outstanding principal balance of the Loans to be equal to or lesser than the Borrowing Base as thereby reduced.

                  (b) Except as required to comply with the provisions of
Section 3.05, the Borrowers shall not prepay all or any portion of the principal amount of any LIBOR Loan prior to the last day of the Interest Period applicable thereto.

ARTICLE 4 - COLLATERAL.
----------------------

         4.01. SECURITY. (a) The Obligations shall be unsecured with the exception that (i) the Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering the Mortgaged Properties as they exist on the date of this Agreement and (ii) the Obligations may become secured by the additional collateral referenced in Section 4.01(b) at the time and to the extent contemplated by Section 4.01(b).

                  (b) Upon the Borrowers' failure to make timely payments on the Obligations or upon the Borrowers' breach of either of the financial covenants set out in Sections 6.04(b) and 6.04(d) below, the Majority Banks may, at their discretion and by written notice to Petroleum, require that the Borrowers grant Agent, for the ratable benefit of each Bank, first and prior Liens (subject only to Permitted Encumbrances) on all oil and gas properties owned by the Borrowers designated by the Majority Banks which have a Present Value (as reflected on the most recent Reserve Report delivered to the Banks) of $100,000 or more. Within 30 days following notification to Petroleum of the Majority Banks' intent to require such Liens, the Borrowers shall execute and deliver to Agent for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Agent granting first and prior Liens on the oil and gas properties designated by the Majority Banks.

                  (c) The Borrowers acknowledge that all Mortgages now or hereafter executed by a Borrower will be promptly recorded and all other action necessary to perfect the liens and security interests evidenced by the Mortgages will be taken. The Borrowers represent and warrant to the Banks that all Mortgages (i) are duly authorized, executed, and delivered by the Person executing them, (ii) constitute the valid, binding, and enforceable obligations of each Borrower or the other Person which executed the Mortgages in accordance with their terms, and (iii) operate to create in favor of the Banks first priority liens and security interests in the interests covered thereby.

4.02. LEGAL OPINIONS; CORPORATE MATTERS. Agent will be permitted, at the Borrowers' expense, to obtain opinions of counsel in each jurisdiction in which Borrowers' oil and gas properties are located, with respect to the validity, enforceability, and actions necessary to perfect the liens and security interests created by the Mortgages covering such oil and gas properties and as to such other matters as the Majority Banks shall deem necessary with respect to the Mortgages. Furthermore, simultaneously with the execution and delivery of any Mortgages required by Section 4.01, the Borrowers shall also deliver to Agent (i) such resolutions, certificates, and documents as the Majority Banks shall request relating to the existence of the Borrowers, the corporate authority for the execution, delivery, and performance of the Mortgages and such other matters relevant thereto as the Majority Banks may reasonably request, and (ii) at the Majority Banks' request, an opinion of counsel satisfactory to them with respect to the matters referred to in clause
(i) immediately preceding.

         4.03. ADDITIONAL TITLE DATA. (a) The Borrowers shall, upon the request of the Majority Banks, cause to be delivered to Agent such title opinions, title information, and other information in their possession, control, or direction with respect to title to the properties that hereafter become Mortgaged Properties and relative priority of the Mortgages as are appropriate to determine the status thereof.

                  (b) At such time as the Banks require the Borrowers to mortgage additional oil and gas properties, the Borrowers shall, upon the request of Agent, deliver to Agent title opinions or other title information acceptable to Agent covering at least 80% of the Present Value of the oil and gas properties which are to become Mortgaged Properties and other information regarding title to such oil and gas properties as Agent shall reasonably request, all in form and substance and from such attorneys as are acceptable to Agent.

         4.04. MAINTENANCE OF SECURITY. When and to the extent required by
Section 4.01 hereof, the Borrowers shall execute and deliver to Agent all Mortgages, financing statements, transfer order letters, and such other documents and instruments, and supplements and amendments thereto, and take such other actions as Agent reasonably deems necessary in order to create and maintain valid, enforceable and first priority perfected liens on all assets of the Borrowers requested by Agent to secure the Obligations. Furthermore, upon any consolidation or merger of any Subsidiary of a Borrower permitted by this Agreement, the Person which survives such merger or consolidation shall also execute and deliver such documents as Agent deems necessary to continue in force any Mortgages executed prior to such consolidation or merger by the parties subject to such consolidation or merger.

         4.05. BENEFITS OF COLLATERAL. Agent shall hold the Collateral required to be pledged and deposited by the Borrowers to Agent, along with all payments and proceeds arising therefrom, for the ratable benefit of the Banks as security for the payment of all Obligations. Upon payment in full of all Obligations, Agent shall release all of the Collateral remaining in its possession to the Borrowers and shall notify each Bank of the release. Except as otherwise expressly provided for in this Article 4, Agent, in its own name or in the name of the Borrowers, may enforce any of the Collateral or the security therefor by any mode provided under the Loan Documents or by the law of the state in which the Collateral or in which any real property subject to any of the Collateral is located, and may collect and receive proceeds receivable on account of ownership of the Collateral.

         4.06. PROCEEDS FROM COLLATERAL. All payments and proceeds of every kind from the Collateral, when directly received by Agent pursuant to Section
4.07 below (whether from payments on or with respect to the Collateral, from foreclosure and sale to third parties, from sale of Collateral subsequent to a foreclosure at which Agent or another Bank was the purchaser, or otherwise) shall be held by it as a part

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


of the Collateral and, except as otherwise expressly provided hereinafter, shall be applied to the Obligations in the manner set forth in Section 4.07(b).

         4.07. STATUS OF COLLATERAL IN EVENT OF DEFAULT. (a) Notwithstanding the terms of any Mortgage or other security instrument securing repayment of the Obligations by which the Borrowers assign to Agent for the ratable benefit of the Banks the "proceeds of runs" accruing to the Mortgaged Properties, so long as no Event of Default has occurred which is continuing, the Borrowers shall be permitted to continue to receive from the purchasers of production all of such "proceeds of runs", and Agent shall not request payment of such "proceeds of runs". Upon the occurrence and continuation of any Event of Default, Agent, at the request of the Majority Banks, may exercise all rights granted it under the various Mortgages to direct the Persons purchasing the production from the Borrowers' oil and gas properties to pay the proceeds of sale directly to Agent. Upon the occurrence and continuation of any Event of Default, Agent, after giving written notice to the Borrowers and to the Banks of the action to be taken, also may at any time or times thereafter sell, assign, and deliver all or any part of the Collateral, or any substitution therefor or any additions thereto as provided hereafter. Any sale or assignment may be at any public or private sale at the option of Agent, without advertisement or any notice to the Borrowers or any other Person except those required by applicable law (the Borrowers hereby agreeing that 10 days' notice constitutes "reasonable notice"); and each Bank may bid and become a purchaser at any such sale. Sales hereunder may be at such time or times, place or places, for cash or credit, and upon such terms and conditions as Agent may determine in its sole discretion. Upon the completion of any sale, Agent shall execute all instruments of transfer necessary to vest in the purchaser title to the property sold, and shall deliver to the purchaser any of the property so sold which may be in the possession of Agent.

                  (b) In the case of any sale of all or part of the Collateral, the purchase money proceeds and all other proceeds which then may be held or recovered by Agent for the benefit of the Banks, shall be applied in the following order:

                           (i) First,  to the payment of the reasonable  costs
and expenses of the sale and of the collection or enforcement of the collateral, and reasonable compensation to Agent, its agents and attorneys, and of all reasonable expenses and liabilities incurred and advances made by Agent in connection therewith;

                           (ii) Second, to the payment of expenses of the Banks
which the Borrowers are obligated to pay pursuant to Section 11.01 hereof;

                           (iii) Third, to the payment ratably of the amounts
due for principal of and interest on all Loans then outstanding, without preference or priority of the indebtedness owing to one Bank over another, or of principal over interest, or of interest over principal;

                           (iv) Fourth, other Obligations; and

                           (v) Fifth, to the payment of the surplus, if any, to
the Borrowers, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         4.08. RIGHTS OF AGENT. Agent, in its sole discretion (but subject to Section 8.01 hereof) and in good faith, may (but is not required to) take whatever action it deems necessary to protect and enforce the Collateral or the rights of the Banks under the Loan Documents.

         4.09. OFFSET. (a) Each Bank shall be entitled to exercise the rights of offset and/or banker's lien against each and every account and other property or assets of the Borrowers with or in the possession of each Bank to the extent of the full amount of the Obligations, which shall be shared with the other Bank in the proportion that each Bank's Loans bears to the total amount of all the Banks' Loans, and each Bank shall apply its share in accordance with Section 2.12 of this Agreement.



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



                  (b) If Agent is stayed by operation of law from exercising a valid right of offset or banker's lien against any cash that is part of the Collateral, and Agent elects, in its sole discretion (but subject to Section
8.01 hereof) to consent to or is subject to an order of a court of competent jurisdiction permitting the Borrowers, or any Subsidiary or a trustee for the Borrowers to use, sell or otherwise dispose of the cash Collateral, then the proceeds of the cash Collateral, any evidences of debt in respect thereof, or any collateral security substituted therefor and/or the proceeds thereof, received or retained by Agent shall be shared by the Banks, allocated and applied as set forth in this Section 4.09 as if the Agent had exercised a right of offset or banker's lien against the proceeds. This Section 4.09 shall in no manner be deemed to limit or impair the rights of offset or any similar right of any Bank under any applicable law.

ARTICLE 5 - CONDITIONS PRECEDENT.
--------------------------------

         5.01. CONDITIONS PRECEDENT TO RESTATEMENT OF EXISTING CREDIT AGREEMENT. The restatement of the Existing Credit Agreement on the terms set forth herein is subject to the conditions precedent that Agent shall have received on or before the Closing Date the following, in form and substance satisfactory to the Banks and their counsel and in sufficient copies for each Bank where applicable:

                  (a) A Revolving Note payable to the order of each Bank in the amount of such Bank's Percentage Share of $250,000,000, duly executed by the Borrowers, dated as of the date of this Agreement;

                  (b) A certificate signed by an Authorized Officer stating that (i) the representations and warranties contained in this Agreement are true and correct in all respects, and (ii) no Event of Default has occurred and none is in existence;

                  (c) Certified (as of the date of this Agreement) copies of all corporate or partnership action taken by each Borrower, as applicable, including resolutions of the Board of Directors of each corporate Borrower, authorizing the execution, delivery, and performance of this Agreement and all documents called for by this Agreement and the performance of all of each Borrower's obligations under them, certified by an Authorized Officer of each Borrower and in recordable form; and

                  (d) Certificates issued by the appropriate governmental office of the State of Delaware reflecting that Petroleum, Production, Resources, and Red Eagle are in good standing and in existence and a certificate issued by the appropriate governmental office of the State of Ohio reflecting that Operating is in good standing and in existence.

Upon satisfaction of each of the conditions set forth in this Section 5.01, the Existing Credit Agreement shall automatically and completely be restated on the terms set forth herein without the necessity of any other action on the part of the Banks, the Agent, or the Borrowers. Until the conditions in this Section
5.01 are satisfied, the Existing Credit Agreement shall remain in full force and effect in accordance with its terms.

         5.02. CONDITIONS PRECEDENT TO ALL REVOLVING LOANS. (a) The obligation of each Bank to make a Revolving Loan (including the initial Revolving Loan) and the obligation of Bank One to issue Letters of Credit shall be subject to the further conditions precedent that on the date of such Loan or Letter of Credit issuance:

                           (1) There neither has occurred (without having been
waived) nor exists any Default or Event of Default.

                           (2) No litigation or governmental proceedings have
been instituted against a Borrower which, in the opinion of Agent, will have a Material Adverse Effect.

                           (3) There has been no  attachment, garnishment, or
other seizure by judicial proceeding of any amount loaned or advanced or to be loaned or advanced by the Banks under this Agreement.

                           (4) There has been no material adverse change in the
financial condition of the Borrowers from that at the time of the initial Revolving Loan.

                           (5) Following the making of such Loan or the
issuance of such Letter of Credit and all other Loans to be made and/or Letters of Credit to be issued on the same day under this Agreement, the Credit Outstanding shall not exceed the Borrowing Base.

                  (b) Prior to making any Loan, Agent may require the delivery to it of appropriate affidavits and certificates that the conditions prescribed in Section 5.02(a) do in fact exist.

         5.03. CONDITIONS PRECEDENT TO THE TERM LOANS. The obligation of each Bank to make its Term Loan shall be subject to the conditions precedent that Agent shall have received on or before the day of such Term Loan all of the documents required by Sections 5.01 and 5.02, and each of the following, in form and substance satisfactory to Agent and its counsel:

                  (a) A Term Note payable to the order of each Bank in the amount of such Bank's Percentage Share of the aggregate Credit Outstanding on the Revolving Termination Date, duly executed by the Borrowers, dated as of the Revolving Termination Date;

                  (b) The following statements shall be true and Agent shall have received a certificate signed by a duly authorized officer of the Borrowers dated the date of the Term Loans stating that:

                           (1) The representations and warranties contained in
Article 6 of this Agreement are correct on and as of the date of the Term Loans as though made on and as of such date; and

                           (2) No Event of Default has occurred and is
continuing or will result from the Term Loans, and no Default has occurred or will result from the Term Loans; and

                  (c) Agent shall have received such other approvals, opinions, or documents as any of the Banks may reasonably request.

ARTICLE 6 - WARRANTIES AND COVENANTS.
------------------------------------

         6.01. WARRANTIES. (a) To induce Banks to enter into this Agreement and to lend to the Borrowers and for each Bank's reliance in so doing, each Borrower warrants to each Bank that:

                           (1) Each Borrower is duly organized and validly
existing under the laws of its state of incorporation or formation, and is in good standing in that state and all other states in which it has material assets or operations.

                           (2) Each  Borrower has and will  continue to full
power and authority to execute and deliver to the Banks this Agreement and the Loan Documents, and to perform all of its obligations under this Agreement and the Loan Documents; that all of those actions have been duly authorized and are not and will not be in conflict with any provision of law or the terms of its articles of incorporation or joint venture agreement or any agreement or undertaking to which it is a party or by which it is bound; and that upon execution and delivery, this Agreement and all the Loan Documents will be valid and binding obligations of it.

                           (3) All  information  supplied in  statements and
representations made to Banks by or on behalf of each Borrower in any financial, credit, or accounting statement, application for credit, or other statement furnished to the Banks prior to, contemporaneously with or subsequent to the execution of this Agreement, and any certificate, document, schedule, or other writing furnished to the Banks pursuant to this Agreement or in response to a request made by the Banks pursuant to this Agreement, are and shall be true, correct, complete, valid, genuine, and what they purport or are represented to the Banks to be.

                           (4) No Borrower is in default with respect to any
material Tax or other obligation to which it is a party or by which it is bound other than obligations contested by such Borrower in good faith for which adequate reserves are being maintained.

                           (5) Each Borrower has obtained all authorizations,
licenses, permits, consents, approvals, and undertakings which are required under any applicable law in connection with the execution and delivery of and the performance of its obligations under or in connection with this Agreement and the other Loan Documents.

                           (6) Each Borrower is in compliance with all statutes,
ordinances, and regulations of all governmental bodies having jurisdiction over its activities that has a material impact on each Borrower's operations.

                           (7) No Borrower is a guarantor or surety or
otherwise responsible in any material manner with respect to any Debt or undertaking of a Person other than another Borrower, except for Petroleum's and Operating'sguarantees of the obligations of Athens Joint Venture to Bank One.

                           (8) No litigation is pending which affects the
execution and delivery of this Agreement or any other Loan Documents or the ability of a Borrower to perform under them, and no litigation is pending which could have a Material Adverse Effect.

                           (9) The Borrowers have no wholly owned
Subsidiaries except (i) Petroleum whose wholly owned Subsidiaries are Border Resources, Inc., a Delaware corporation; Buffalo Oil Field Services, Inc., an Ohio corporation; LPI Acquisition, Inc., a Texas corporation; Lomak Acquisition Corp., a Delaware corporation; Lomak Operating Company, an Ohio corporation; Lomak Production Company, a Delaware corporation; Lynx Exploration Company, a Colorado corporation; and Red Eagle Resources Corporation, a Delaware corporation; and (ii) Operating whose wholly owned Subsidiary is Lomak Resources Company, a Delaware corporation.


                           (10) Each Borrower and each Subsidiary is in
compliance in all material respects with all applicable provisions of ERISA; neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; each Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and no Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

                           (11) To the extent any of the following would have a
Material Adverse Effect on a Borrower:

                                    (i) No Borrower or Subsidiary has failed to
duly comply with, or failed to cause their businesses, operations, assets, equipment, property, leaseholds, or other facilities to be in compliance with, the provisions of any federal, state, and local environmental, health, and safety laws, codes and ordinances, or any rules and regulations promulgated thereunder ("LAWS").

                                    (ii) No Borrower or Subsidiary  has
received notice of, nor knows of, or suspects facts which might constitute violations of any Laws with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities.

                                    (iii) Except in accordance with a valid
governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or wastes ("WASTE") at or from the premises ("RELEASE"); and accordingly the premises of each Borrower and any Subsidiary are free of all Waste.

                                    (iv) There has been no complaint,  order,
directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) Release; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of Waste ("TREATMENT"); or (6) other environmental, health, or safety matters affecting any Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities.

                  (12) Each Borrower has good and indefeasible title to all material assets purported to be owned by them subject only to Permitted Encumbrances. Without limiting the foregoing, with the exception of oil and gas properties which are clearly identified as being owned by Persons other than a Borrower, the Borrowers have good and indefeasible title to all material oil and gas properties which are the subject of the most recent Reserve Report provided to the Banks pursuant to the Existing Credit Agreement (except for Permitted Encumbrances). The Mortgages establish first and prior Liens on the properties and interests intended to be covered thereby subject only to Permitted Encumbrances.

                  (13) The Reserve Reports previously provided to the Banks pursuant to the Existing Credit Agreement accurately reflect, and all Reserve Reports hereafter delivered pursuant to this Agreement will reflect, in all material respects, the ownership interests in the oil and gas properties referred to therein (including all material before and after payout calculations).

                  (b) All warranties and representations contained in this Agreement are and will be in all respects true and correct as of this date and the date of each Loan, and the warranties contained in Section 6.01(a)(3) will be true and correct as of the date each item there mentioned is furnished to the Agent.

         6.02. AFFIRMATIVE COVENANTS. From the date of this Agreement until the Obligations are fully paid, each Borrower agrees that it and each of its Subsidiaries shall:

                  (a) Maintain its existence in good standing with full legal capacity to perform all of its obligations under this Agreement and all documents called for by this Agreement and not permit its dissolution, liquidation, or other termination of existence or forfeiture of right to do business.

                  (b) At all times keep complete and accurate business records in conformity with GAAP, those records to be kept at Operating's Ohio office at 125 State Route 43, Hartville, Ohio 44632.

                  (c) Furnish to the Banks:

                           (1) Within 90 days after the end of Petroleum's
fiscal year (which ends on December 31), a copy of its annual audited consolidated financial statement including at least a balance

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



sheet as of the close of the year, a statement of operations, a statement of changes in shareholders' equity, and a statement of cash flow, prepared in conformity with GAAP, prepared by Arthur Andersen L.L.P. or another independent firm of certified public accountants acceptable to the Banks, together with a certificate from an Authorized Officer of Petroleum that no Default or Event of Default has occurred or exists;

                           (2) Within 45 days  after the end of each calendar
quarter, except the last quarter of each fiscal year, a copy of Petroleum's unaudited consolidated quarterly report, prepared in conformity with GAAP, consisting of at least a balance sheet as of the close of that quarter, a statement of operations, a statement of changes in shareholders' equity, and a statement of cash flows for the period from the beginning of the fiscal year to the close of that quarter, certified to be accurate by an Authorized Officer of Petroleum, and accompanied by a certificate of the signing officer that no Default or Event of Default has occurred or exists;

                           (3) Simultaneously  with the delivery of the
financial statements referred to in Sections 6.02(c)(1) and (2), a certificate in a form acceptable to the Banks signed by an Authorized Officer of Petroleum
(i) certifying that the Borrowers are in compliance with the provisions of
Section 6.04 and (ii) setting forth in reasonable detail the calculations required to establish whether the Borrowers were in compliance with the provisions of Section 6.04 as of the end of each quarter;

                           (4) No later than each April 1 and September 1
during the term of the Loans, a Reserve Report as of the preceding December 31 and June 30, respectively, covering all of the Borrowers' oil and gas properties that in the Banks' opinion have material value;

                           (5) No later  than 20 days  before  each May 1 and
November 1 Determination Date, (i) complete revenue, expense and production information for the aggregate of the Borrowers' oil and gas properties for the most recent six month period preceding such Determination Date, and (ii) detailed revenue, expense and production information for the same time period, on a property-by-property or well-by-well basis, for Borrowers' oil or gas wells producing 75% of the Borrowers' oil and gas revenue for the applicable time period;

                           6) As the Majority Banks from time to time request,
an oil and gas operating statement prepared on a basis acceptable to the Banks reflecting at a minimum, for the pertinent month, net production volume, prices received, severance taxes, and capital and operating expenses, including a calculation of net operating income;

                           (7) Promptly upon filing thereof with the Securities
and Exchange Commission, copies of the following securities information for Petroleum: (i) all final registration statements and post effective amendments thereto; (ii) all annual, quarterly, and special reports filed; and (iii) any item submitted for a vote of Petroleum's shareholders;

                           (8) No later than 10 days after the date that a
Borrower issues preferred stock or incurs Subordinated Debt, written notice setting out all details deemed material by the Banks concerning either event; and

                           (9) As the Majority Banks may from time to time
require by written notice to Petroleum, other reasonable oil or gas well information, other financial information and other information concerning the business affairs of the Borrowers in addition to those specifically required by this Agreement.

                  (d) Permit any Person designated by any Bank to visit and inspect at reasonable places and times any of the properties, books, and records of any Borrower as often as any Bank may reasonably request.

                  (e) Pay when due all Taxes, assessments, and other liabilities except and so long as contested in good faith in a manner acceptable to the Banks and adequate reserves are being maintained.

                  (f) Promptly and fully perform all of its obligations under this Agreement and all other Loan Documents (whether now existing or entered into hereafter).

                  (g) Pay the cost of preparing, obtaining, and furnishing to Agent or any Bank any statements, opinions, certificates, schedules, documents, insurance policies, and all other items required to be furnished to Agent or any Bank pursuant to this Agreement or any request made pursuant to this Agreement.

                  (h) Maintain casualty insurance on all material property and improvements and maintain liability insurance to such extent and against such hazards and liabilities as like properties are customarily insured within the industry (each policy of insurance must be with responsible insurers and must name Agent as loss payee and as an additional insured party), and deliver to Agent certificates of insurance coverage as and when requested by Agent.

                  (i) Maintain in good repair and working order all material properties owned by a Borrower and used in the normal course of its business.

                  (j) Pay in full all reasonable expenses and attorneys' fees of the Banks which have been or may be incurred by the Banks in connection with the preparation of this Agreement, the lending hereunder, the preparation of any revisions or new documents, the collection of the Loans, and the enforcement of the Borrowers' obligations hereunder and under any documents executed in connection with the Loans.

                  (k) Maintain their primary depository accounts at one or more of the Banks.

                  (l) Give the Banks prompt notice in writing of the occurrence or existence of a Default or an Event of Default.


                  (m) (1) Upon the reasonable request of the Majority Banks, cause to be delivered to Agent such title opinions and other information in its possession, control or direction regarding title to the oil and gas properties owned by the Borrowers and relative priority of the Mortgages as are appropriate to determine the status thereof; and

                      (2) At such time as the Borrowers and their Subsidiaries are required to grant Mortgages on their oil and gas properties under Section 4.01(b) and upon the request of the Majority Banks, deliver to Agent title opinions covering the oil and gas properties which are the subject of Mortgages required pursuant to Section 4.01(b) and other information regarding title to such oil and gas properties as they shall reasonably request, all in form and substance and from such attorneys as are acceptable to Agent.

                  (n) When and to the extent required by Section 4.01(b), the Borrowers will execute and deliver to Agent for the ratable benefit of the Banks all mortgages, deeds of trust, security agreements, financing statements, assignments and such other documents and instruments (including division and transfer orders), and supplements and amendments thereto, and take such other actions as the Majority Banks reasonably deem necessary in order to create and maintain valid, enforceable and first priority perfected Liens on all assets of the Borrowers required pursuant to Section 4.01(b).

                  (o) To the extent that the failure to comply could have a Material Adverse Effect on the financial condition or operations of the
Borrowers:

                           (1) Maintain,  develop,  and operate their
respective oil and gas properties in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such properties so long as oil and gas leases are capable of producing hydrocarbons and accompanying elements in paying quantities;

                           (2) Comply in all respects with all contracts
and agreements applicable to or relating to their respective oil and gas properties or the production and sale of hydrocarbons and accompanying elements therefrom;

                           (3) At all times, maintain,  preserve and keep all
operating equipment used with respect to the oil and gas properties of the Borrowers in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Borrowers shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of the Borrowers; and

                           (4) With respect to the oil and gas properties of
the Borrowers which are operated by operators other than a Borrower, seek to enforce such operators' contractual obligations to maintain, develop, and operate the oil and gas properties subject to the applicable operating agreements.

                  (p) As soon as possible, and in any event within 30 days after a Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to a Borrower or any Commonly Controlled Entity, and promptly but in any event within two Business Days of receipt by a Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to a Borrower or any Commonly Controlled Entity, Petroleum will deliver to each Bank a certificate of the chief financial officer of Petroleum setting forth all relevant details and the action which the Borrowers propose to take with respect thereto.

                  (q) To the extent necessary to avoid a Material Adverse Effect, be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all Laws; notify Agent immediately of any notice of a hazardous discharge or material environmental complaint received from any governmental agency or any other party; notify Agent immediately of any Release from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Agent to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Agent's request, and at such Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Agent, and such other and further assurances reasonably satisfactory to Agent that the condition has been corrected.

                  (r) NOTWITHSTANDING  ANY OTHER  LIMITATION OF LIABILITY
IN THIS OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE BORROWERS AND THE BANKS, EACH BORROWER, JOINTLY AND SEVERALLY, HEREBY PROMISES THAT IT WILL INDEMNIFY, DEFEND, SAVE, AND HOLD HARMLESS EACH BANK AND ITS AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, PARTNERS, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") AGAINST AND FROM, AND TO REIMBURSE THE INDEMNIFIED PARTIES WITH RESPECT TO, ANY AND ALL DAMAGES, CLAIMS, LIABILITIES, LOSSES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY'S FEES AND EXPENSES, COURT COSTS, ADMINISTRATIVE COSTS, AND COSTS OF APPEALS), INCURRED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES BY REASONS OR ARISING OUT OF THE TREATMENT OR RELEASE OF ANY WASTE IN, ON, OR AFFECTING BORROWERS' OIL AND GAS PROPERTIES, WHETHER OR NOT CAUSED BY SUCH BORROWER, OR THE VIOLATION OF ANY LAWS. NOTWITHSTANDING ANYTHING IN THE

LOAN DOCUMENTS TO THE CONTRARY, THE UNDERTAKINGS OF EACH BORROWER IN THIS PARAGRAPH SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT REGARDLESS OF THE MEANS OF SUCH EXPIRATION OR TERMINATION. SPECIFICALLY, THE INDEMNIFICATION IN THIS PARAGRAPH SHALL RUN FROM THE NOTICE COMMUNICATED TO AGENT OF ANY TREATMENT OR RELEASE OF WASTE OR OTHER ENVIRONMENTAL CONDITION COVERED BY THIS AGREEMENT.


                  (s) EACH BORROWER, JOINTLY AND SEVERALLY, AGREES TO INDEMNIFY THE INDEMNIFIED PARTIES AND HOLD THEM HARMLESS FROM ANY AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR BANK IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT THE INDEMNIFIED PARTIES SHALL BE DESIGNATED A PARTY THERETO) WHICH MAY BE INCURRED BY THE INDEMNIFIED PARTIES, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTUAL OR PROPOSED USE OF PROCEEDS OF LOANS HEREUNDER, INCLUDING AN INDEMNIFIED PARTY'S NEGLIGENCE; PROVIDED THAT THE INDEMNIFIED PARTIES SHALL NOT BE INDEMNIFIED HEREUNDER FOR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         6.03. NEGATIVE COVENANTS. From the date of this Agreement until the Obligations are fully paid, the Borrowers agree, in addition to their other promises, that they shall not, without each Bank's prior written consent:

                  (a) Create or permit to exist any Lien with respect to any of its assets EXCEPT: (i) for current Taxes not delinquent or as security for Taxes being contested in good faith for which adequate reserves are being maintained; (ii) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen, and similar liens, incurred in the ordinary course of business for sums not in excess of $100,000; (iii) deposits made in the ordinary course of business in connection with worker's compensation insurance, unemployment insurance, social security, performance bonds, surety bonds, and other similar items; (iv) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business and not interfering in the ordinary conduct of its business; (v) those permitted or created under this Agreement including Permitted Encumbrances; (vi) Liens on the Borrowers' vehicles and field service equipment not exceeding an aggregate of $1,000,000 at any one time; and (vii) Liens in existence as of the Closing Date reflected in Petroleum's quarterly report filed with the Securities and Exchange Commission for the period ended September 30, 1995.

                  (b) Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Debt except: (i) Debt under this Agreement; (ii) Debt incurred in the Borrowers' normal course of business, as presently conducted; (iii) Debt not exceeding the greater of $5,000,000 or 5.0% of the Borrowing Base in the aggregate; (iv) Subordinated Debt incurred by Petroleum as a result of the conversion of preferred stock issued in Petroleum's May, 1993, preferred stock offering or its November, 1995, preferred stock offering; (v) Subordinated Debt permitted by Section 6.03(i) below; and (vi) Debt under any Hedge Transaction permitted by Section 6.03(k) below.

                  (c) Be a party to any merger or consolidation to which Petroleum is not the surviving entity.

                  (d) Sell, transfer, convey, or lease their property, other than (i) sales of inventory and leases in the ordinary course of business and
(ii) other transactions in which the total consideration does not exceed an amount equal to 15% of the Borrowing Base per calendar year, in the aggregate.

                  (e) Engage in any business which differs substantially from their present business.

                  (f) Make contributions to any Plan in any one year which, in the aggregate, exceed $1,000,000.

                  (g) Make, or permit any Subsidiary to make, Advances to any Person (excluding Advances by one Borrower to another Borrower) which combined exceed $1,000,000 in the aggregate, calculated for each one year time period running from January 1 to December 31, inclusive, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except Permitted Investments.

                  (h) Make any Restricted Payment; provided, that, so long as there is no Default or Event of Default exists and no Default or Event of Default will result from such Restricted Payment, the Borrowers may make Restricted Payments in an aggregate amount (measured cumulatively from January 1, 1996) not to exceed the sum of (i) the net cash proceeds to the Borrowers from all equity offerings completed by the Borrowers after January 1, 1996, plus (ii) 75% of the Borrowers' net income earned after January 1, 1996.

                  (i) Issue preferred stock or incur Subordinated Debt in the 1996 calendar year in excess of $40,000,000 in the aggregate or issue preferred stock or incur Subordinated Debt in any subsequent calendar year in excess of $30,000,000 in the aggregate.

                  (j) Make payments of interest on Subordinated Debt if there is an Event of Default under this Agreement or if a payment of interest on the Subordinated Debt will cause the Borrowers to breach any of the covenants set out in Section 6.04.

                  (k) Enter into Hedge Transactions with the exception that the Borrowers may enter into Hedge Transactions as long as the aggregate maximum amount of hydrocarbons which are the subject of Hedge Transactions in existence at any time shall not exceed 60% of the Borrowers' anticipated production from proved, developed reserves.

         6.04. FINANCIAL COVENANTS. So long as this Agreement remains in force, the Borrowers shall maintain, on a consolidated basis, the following (all calculated in accordance with GAAP):

                  (a) A minimum tangible net worth of $90,000,000;


                  (b) A minimum ratio of 2.5 to 1.0 of (x) the sum of net income plus depreciation, depletion, and amortization plus other non-cash charges (all for the past 12 months) to (y) the sum of interest expense plus preferred dividends paid (both for the past 12 months) (this ratio will be calculated by Petroleum quarterly on a four quarter rolling averageas of the and of each March, June, September, and December during the term of the Loans);

                  (c) A minimum ratio of current assets to current liabilities of 1.0 to 1.0 (for purposes of this calculation, current assets will include an amount equal to the Unused Availability); and

                  (d) A ratio of total liabilities to net worth not in excess of 3.0 to 1.0.

ARTICLE 7 - DEFAULT.
-------------------

         7.01. EVENTS OF DEFAULT. As used in this Agreement, the term EVENT OF DEFAULT" means the occurrence of any of the following events or existence of any of the following conditions:

                  (a) Failure of the Borrowers to pay any installment of principal or interest owing with respect to the Loans within five days of the due date;

                  (b) Any default by the Borrowers in the performance of any other covenant, agreement, obligation, or undertaking contained in this Agreement, any document called for by this Agreement, or any other agreement with the Banks (whether now existing or made hereafter) which has not been cured to the Banks' satisfaction within the earlier to occur of (i) 30 days after written notice from Agent to Petroleum of the default or (ii) 30 days after the date the Borrowers should have notified the Banks of the default pursuant to the terms of this Agreement;

                  (c) Any warranty, representation, or statement contained in this Agreement or made or furnished to the Banks or on behalf of the Borrowers in connection with this Agreement or the Loans proves to have been false in any material respect when made or furnished;

                  (d) The default by a Borrower in the performance of any obligation owed to someone other than the Banks with respect to any indebtedness in excess of $1,000,000 or the commencement of any foreclosure proceedings against a Borrower, if the default has not been cured or the foreclosure proceeding stopped, to the Banks' satisfaction, within the earlier to occur of (i) 30 days after written notice from Agent to Petroleum of the default or (ii) 30 days after the date the Borrowers should have notified the Banks of the default pursuant to the terms of this Agreement;

                  (e) A Borrower's voluntary bankruptcy filing, its liquidation or termination of existence, its merger or consolidation with another, where Petroleum is not the surviving entity, its insolvency, its forfeiture of right to do business, its appointment of a custodian, trustee, or receiver for any part of its property, or its assignment for the benefit of creditors;

                  (f) The commencement by a third party of any proceeding under any bankruptcy or insolvency law against a Borrower if the proceeding has not been dismissed within 30 days after its commencement;

                  (g) A default in the Loan Agreement dated September 24, 1991, between Athens Joint Venture and Bank One, as subsequently amended;

                  (h) The Borrowers' failure to remedy a Borrowing Base deficiency as required by Section 3.05;

                  (i) Any of the following events shall occur or exist with respect to a Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multi employer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject a Borrower to any tax, penalty, or other liability which in the aggregate may exceed $1,000,000;

                  (j) If any Bank receives its first notice of a material hazardous discharge or a material environmental complaint from a source other than the Borrowers (such Bank to immediately notify Agent and the Borrowers thereof) and such Bank does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice given to such Bank and Agent by certified mail, return receipt requested) of such hazardous discharge or environmental complaint from the Borrowers within 72 hours of the time such Bank first receives said notice from a source other than the Borrowers; or if any federal, state, or local agency asserts or creates a lien upon any or all of the assets, equipment, property, leaseholds or other facilities of any Borrower by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against any Borrower and/or its assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within five Business Days of the occurrence giving rise to the claim (a) the Borrowers can provide to the satisfaction of Agent that the Borrowers have commenced and are diligently pursuing either: (i) a cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion or (ii) proceedings for an injunction, a restraining order or other appropriate emergent relief preventing such agency or agencies from asserting such claim, which relief is granted within ten Business Days of the occurrence giving rise to the claim and the injunction, order, or emergent relief is not thereafter resolved or reversed on appeal; and
(b) in either of the foregoing events, the Borrowers have posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to Agent and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim;

                  (k) There shall occur an "Event of Default" as defined in that certain agreement among the Borrowers and TCB captioned "ISDA Master Agreement" dated as of April 17, 1995, and all amendments thereto; or

                  (l) A majority of the then existing Board of Directors of Petroleum, including John H. Pinkerton and Thomas J. Edelman, resign or are removed from the Board and the Banks, at their sole discretion, have not approved the reconstituted Board of Directors within 60 days after the resignation or removal.

         7.02. REMEDIES. (a) Upon the occurrence of an Event of Default, and at any time thereafter, then, and in any such event, Agent shall at the request of, or may, with the consent of, the Banks, by notice to the Borrowers, (1) declare the Banks' obligations to make Loans to be terminated, whereupon the same shall immediately terminate; (2) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and the other Loan Documents to be immediately due and payable, whereupon the Notes, all such interest, and all such amounts all become and be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and (3) exercise all of their rights and remedies under the Loan Documents; PROVIDED THAT in the case of the Events of Default specified in Section 7.01(e) or (f), without any notice to the Borrowers or any other act by Agent or the Banks, the Commitment shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.

                  (b)(1) Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set off and apply any and all deposits (general or special, time or demand, provisional or final), excluding those held in Special Accounts, at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrowers against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement or any Note held by such Bank or any other Loan Document, irrespective of whether or not Agent or such Bank shall have made any demand under this Agreement or such Note or such other Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrowers (with a copy of Agent) after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Bank under this Section 7.02(b) are in addition to the other rights and remedies (including, without limitation, other rights of set off) which each such Bank may have.

                     (2) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment after the occurrence and during the continuance of an Event of Default of a proportion of the aggregate amount of principal and interest due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks in accordance with the amounts to be paid to such Bank pursuant to Section 2.12; provided, that, nothing in this
Section 7.02 shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than its indebtedness under the Loans. The Borrowers agree, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation.

ARTICLE 8 - AGENCY PROVISIONS.
-----------------------------

         8.01. AUTHORIZATION AND ACTION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of Agent shall be mechanical and administrative in nature, and Agent shall not by reason of this Agreement be a trustee or fiduciary for any Bank. Agent shall have no duties or responsibilities except those expressly set forth herein. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Note), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or so refraining from acting) upon the instructions of the Banks, and such instructions shall be binding upon all the Banks and all holders of the Note; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Without the prior instructions of the Banks, Agent shall not exercise any provisions of this Agreement or the other Loan Documents which directly or indirectly authorize Agent to exercise its discretion or otherwise take actions which are discretionary in nature. All decisions with respect to the management of the Banks' relationship with the Borrowers and the credit facilities created under this Agreement and the other Loan Documents shall be made by the Majority Banks, except as qualified by Section 11.04.

         8.02. LIABILITY OF AGENT. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent (1) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (2) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts;
(3) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement; (4) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement on the part of the Borrowers, or to inspect the property (including the books and records) of the Borrowers;
(5) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant thereto; and (6) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be sent by telegram, telex, or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

         8.03. RIGHTS OF AGENT AS A BANK. With respect to its Percentage Share, the Loans made by it and the Note issued to it, Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent in its individual capacity. Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any Subsidiary and any Person who may do business with or own securities of any Borrower or any Subsidiary, all as if Agent were not Agent and without any duty to account therefor to the Banks.

         8.04. INDEPENDENT CREDIT DECISIONS. Each Bank acknowledges that it has, independently and without reliance upon Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Agent hereunder, Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of any Borrower or any Subsidiary which may come into the possession of Agent or any of its affiliates.

         8.05. INDEMNIFICATION. Each Bank agrees to indemnify Agent (to the extent not reimbursed by Borrowers), ratably according to its Percentage Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Agent under this Agreement, provided that no Bank shall be liable for any portion of any of the foregoing resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse Agent (to the extent not reimbursed by the Borrowers) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement.

         8.06. SUCCESSOR AGENT. Agent may resign at any time by giving at least 60 days' prior written notice thereof to the Banks and the Borrowers. In addition, prior to the occurrence of an Event of Default, the Borrowers may request the designation by the Banks of a successor Agent. Upon any such request by the Borrowers or resignation by Agent, the Majority Banks shall have the right to appoint a successor Agent, which shall be one of the Banks. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Borrowers' request for a successor Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank which is a member of the Federal Reserve System and has combined capital and surplus and undivided profits of not less than $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Notwithstanding the provisions of this Section 8.06, the Borrowers shall have the right to approve each successor Agent.

         8.07. SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the Note held by it in excess of its ratable share of payments on account of the Notes obtained by all the Banks, such Bank shall purchase from the other Banks such participations in the Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with the other Banks, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share [according to the proportion of (1) the amount of such Bank's required repayment to (2) the total amount so recovered from the purchasing Bank] of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section 8.07 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

ARTICLE 9 - PROTECTION OF YIELD; CHANGE IN LAWS.
-----------------------------------------------

         9.01. RISK-BASED CAPITAL. In the event any Bank determines that (a) compliance with any judicial, administrative, or other governmental interpretation of any law or regulation or (b) compliance by such Bank or any corporation controlling such Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank, and such Bank determines that the increase is based upon its obligations hereunder, and other similar obligations, the Borrowers shall pay to Agent, for the account of the applicable Bank, such additional amount as shall be certified by that Bank to be the amount allocable to such Bank's obligations to Borrowers hereunder. Such Bank will promptly notify Petroleum (with a copy to Agent) of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section 9.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         Determinations by a Bank for purposes of this Section 9.01 of the effect of any increase in the amount of capital required to be maintained by such Bank and of the amount allocable to such Bank's obligations to the Borrowers hereunder shall be conclusive, absent manifest error.

         9.02. BASIS FOR DETERMINING INTEREST RATE APPLICABLE TO LIBOR LOANS INADEQUATE. If on or prior to the first day of any Interest Period:

                  (a) Agent is advised that deposits in dollars (in the applicable amounts) are not being offered to the Banks in the interbank eurocurrency market for such Interest Period, or

                  (b) Agent determines that the LIBOR Rate as determined by it will not adequately and fairly reflect the cost to the Banks of funding a LIBOR Loan for such Interest Period; or

                  (c) Adequate means do not exist in the interbank eurocurrency market to determine the LIBOR Rate;

the obligation of the Banks to make LIBOR Loans shall be suspended until Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist. Unless the Borrowers notify Agent at least two Business Days before the date of any LIBOR Loan previously requested that it elects not to borrow on such date, the Loan shall instead be made as a Base Rate Loan.

         9.03. ILLEGALITY OF LIBOR LOANS. (a) If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Bank (or its Lending Office) to make, maintain or fund its LIBOR Loans, the obligation of such Bank to make LIBOR Loans shall be suspended. If any Bank determines that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to maturity, the Borrowers shall immediately convert the principal amount of each LIBOR Loan to a Base Rate Loan of an equal principal amount from such Bank.

                  (b) No Bank shall be required to make a Loan hereunder if the making of such Loan would be in violation of any law applicable to such Bank.

         9.04. INCREASED COST OF LIBOR LOANS. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) shall subject such Bank to any tax, duty or other charge with respect to its LIBOR Loans or its obligation to make LIBOR Loans or shall change the basis of taxation of payments to a Bank of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of tax on the overall net income of a Bank imposed by the jurisdiction in which such Bank's Lending Office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement [including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any LIBOR Loan any such requirement included in an applicable Eurodollar Reserve Percentage)] against assets of, deposits with or for the account of or credit extended by such Bank or shall impose on such Bank or the London interbank market any other condition affecting the LIBOR Loans, any Note or such Bank's obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under the Note with respect thereto, by an amount deemed by such Bank to be material, then, within five days after demand by Agent, the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Petroleum and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 9.04 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of such Bank claiming compensation under this Section 9.04 and setting forth the additional amount or amounts to be paid to it hereunder shall be delivered to the Borrowers and shall be conclusive in the absence of manifest error. In determining such amount, such Bank must use reasonable averaging and attribution methods.

         9.05. ALTERNATIVE LOANS SUBSTITUTED FOR AFFECTED LIBOR LOANS. If (a) the obligation of any Bank to make LIBOR Loans has been suspended pursuant to
Section 9.03 or (b) such Bank has demanded compensation under Section 9.04, and the Borrowers shall, by at least five Business Days prior notice to such Bank, have elected that the provisions of this Section 9.05 shall apply, then, unless and until such Bank notifies Petroleum that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (i) all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Base Rate Loans, and

                  (ii) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans.

         9.06. FUNDING LOSS INDEMNIFICATION. Upon notice to Petroleum from a Bank (with a copy to Agent), the Borrowers shall pay to Agent, within five days after notice from a Bank, for the pro rata account of the Banks, such amount or amounts sufficient to compensate them for any loss, cost, or expense incurred as a result of:

                  (a) Any payment of a LIBOR Loan on a date other than the last day of the Interest Period for the Loan including, but not limited to, acceleration of the Loans by Agent pursuant to this Agreement, or

                  (b) Any failure by the Borrowers to borrow or convert, as the case may be, a LIBOR Loan on the date for borrowing or conversion, as the case may be, specified in the relevant notice under Section 2.06 or 2.09, as the case may be. Such Bank shall determine the amount of compensation and will provide the Borrowers with the basis for its determination. Such Bank's determination shall be conclusive, absent manifest error.

         9.07. TAXES. All amounts payable by the Borrowers under the Loan Documents (whether principal, interest, fees, expenses, or otherwise) to or for the account of each Bank shall be paid in full, free of any deductions or withholdings for or on account of any Taxes. If the Borrowers are prohibited by law from paying such amount free of any such deductions and withholdings, then (at the same time and in the same manner that such original amount is otherwise due under the Loan Documents), the Borrowers shall pay to or for the account of such Bank such additional amount as may be necessary in order that the actual amount received by such Bank after deduction and/or withholding (and after payment of any additional Taxes due as a consequent of the payment of such additional amount, and so on) will equal the amount such Bank would have received if such deduction or withholding were not made.

         9.08. DISCRETION OF BANKS AS TO MANNER OF FUNDING. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each LIBOR Loan during the Interest Period for such LIBOR Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the London InterBank Offered Rate for such Interest Period.

ARTICLE 10 - FEES.
-----------------

         10.01. COMMITMENT FEE. On the first day of each January, April, July, and October commencing on January 1, 1996, and ending on the Revolving Termination Date, the Borrowers shall pay to Agent for the pro rata accounts of the Banks, a commitment fee equal to 3/8 of 1.0% per annum (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) on the average daily Unused Availability for the time period ending on that date; provided, that, if the Credit Outstanding is less than 60% of the Borrowing Base, the commitment fee will be equal to 1/4 of 1% per annum.

         10.02. ORIGINATION FEE. The Borrowers agree to pay to Agent for the pro rata accounts of the Banks an origination fee equal to 1/8 of 1.0% of the amount of any increase in the Borrowing Base subsequent to the Closing Date over the previous highest Borrowing Base determined by the Banks pursuant to
Article 3, reduced by the amount of the previous highest Borrowing Base attributable to assets sold by the Borrowers; provided, that, as to any Determination other than Periodic Determinations, if the fee calculated using this formula is less than $10,000, the fee will be $10,000.

         10.03. AGENCY FEE. The Borrowers shall pay to Agent such fees and other amounts as the Borrowers shall be required to pay to Agent from time to time pursuant to any separate agreement between the Borrowers and Agent setting forth the compensation to be paid to Agent in consideration for acting as Agent hereunder. Such fees and other amounts shall be retained by Agent for its own account, and no Bank (other than Agent) shall have any interest therein.

ARTICLE 11 - GENERAL PROVISIONS.
-------------------------------

         11.01. EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses of Agent, including reasonable fees and disbursements of special counsel for the Banks and Agent, in connection with the preparation of this Agreement and the other

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



Loan Documents and, if appropriate, the recordation of the Loan Documents, any waiver or consent hereunder or any amendment hereof or any default or alleged default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by Agent or any Bank, including fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Agent or any Bank in connection therewith.

                  (b) The Borrowers indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Bank in connection with any investigative, administrative or judicial proceeding, whether or not such Bank shall be designated a party thereto) which may be incurred by any Bank (or by Agent in connection with its actions as Agent hereunder), relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; PROVIDED THAT no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct, it being the intention hereby that a Bank or Agent shall be indemnified for the consequences of their negligence.

         11.02. NON-WAIVER. No act, delay, omission, or course of dealing will be a waiver of any of a Bank's rights or remedies under this Agreement or otherwise, and no waiver, change, or modification in whole or in part of this Agreement, any Note, or any other agreement will be effective unless in a writing signed by the Borrowers and the Banks. All rights and remedies of the Banks are cumulative and may be exercised singly or concurrently. A waiver by the Banks of any right or remedy on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion.

         11.03 . AMENDMENT AND WAIVERS. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived if, but only if such amendment or waiver is in writing and is signed by the Borrowers and the Majority Banks (and, if the rights or duties of Agent are affected thereby, by Agent); PROVIDED THAT no such amendment or waiver shall, unless signed by all the Banks, (a) increase the total aggregate Commitments of the Banks or subject any Bank to any additional obligation, (b) forgive any of the principal of or reduce the rate of interest on any Loan or any fees hereunder, (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (d) change the percentage of the Commitments except as otherwise provided for in this Agreement or of the aggregate unpaid principal amount of the Notes, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 11.03 or any other provision of this Agreement, (e) permit the Borrowers to assign any of their rights hereunder, (f) change Section 6.03 or 6.04 or the definitions contained in
Section 1.01 applicable thereto, or (g) change Article 3 or the definitions contained in Section 1.01 applicable thereto.

         11.04. SURVIVAL. All representations, warranties, and covenants made by the Borrowers herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Documents shall be considered to have been relied upon by the Banks and shall survive the delivery to the Banks of such Loan Documents or the extension of the Loans (or any part thereof), regardless of any investigation made by or on behalf of the Banks.

         11.05. LIMITATION ON INTEREST. Regardless of any provision contained in the Loan Documents, the Banks shall never be entitled to receive, collect, or apply, as interest on the Loans, any amount in excess of the Maximum Lawful Rate, and in the event the Banks ever receive, collect or apply as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loans are paid in full, any remaining excess shall promptly be paid to the Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, the Borrowers and the Banks shall, to the extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Rate throughout the entire term of the Notes; PROVIDED, HOWEVER, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Banks shall refund to the Borrowers the amount of such excess and, in such event, the Banks shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         11.06. INVALID PROVISIONS. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         11.07. WAIVER OF CONSUMER CREDIT LAW. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrowers agree that such Chapter 15 shall not govern or in any manner apply to the Loans.

         11.08. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or otherwise transfer any of their rights under this Agreement.

                  (b) Each Bank may transfer or assign all or any part of its interest in Loans and its interest herein to any of its affiliates regardless of the term of such transfer or assignment. Each Bank may transfer or assign all or any part of its interest in Loans to any commercial bank which is a member of the Federal Reserve System and has combined capital and surplus and undivided profits of not less than $100,000,000. Notwithstanding the foregoing, each Bank shall not transfer or assign all or any part of its Loans under this Agreement to any Person other than an affiliate of such Bank without the prior written approval of Petroleum, such approval to not be unreasonably withheld.

                  (c) Subject to receiving the prior written consent of Petroleum, such consent to not be unreasonably withheld, each Bank shall have the right to disclose any information in its possession regarding the Borrowers or any Subsidiary, or regarding the Collateral, to any transferee, participant, potential transferee or potential participant of any of the Loans or any part thereof.

                  (d) Nothing herein shall prohibit a Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         11.09. NOTICE. Any notices or other communications required or permitted to be given by this Agreement or any other Loan Documents must be in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as shown below or on the signature pages hereof. Any such notice or communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as permitted above or, if mailed, on the day it is deposited in the mail as provided above. The addresses of Borrowers and Agent are as follows:

                Petroleum:                Lomak Petroleum, Inc.
                                             500 Throckmorton Street, Suite 2104
                                                        Fort Worth, Texas  76102
                                                   Attention:  John H. Pinkerton
                                                   Telephone No.: (817) 870-2601

                                            Fax No.: (817) 870-2316

                  Operating:                Lomak Operating Company
                                            125 State Route 43
                                            Hartville, Ohio 44632
                                            Attention:  John H. Pinkerton
                                            Telephone No.: (216) 877-6747
                                            Fax No.: (216) 877-6129

                  Production:               Lomak Production Company
                                            500 Throckmorton Street, Suite 2104
                                            Fort Worth, Texas  76102
                                            Attention:  John H. Pinkerton
                                            Telephone No.: (817) 870-2601
                                            Fax No.: (817) 870-2316

                  Resources:                Lomak Resources Company
                                            125 State Route 43
                                            Hartville, Ohio 44632
                                            Attention:  John H. Pinkerton
                                            Telephone No.: (216) 877-6747
                                            Fax No.: (216) 877-6129

                  Red Eagle:                Red Eagle Resources Corporation
                                            500 Throckmorton Street, Suite 2104
                                            Fort Worth, Texas 76102
                                            Attention: John H. Pinkerton
                                            Telephone No.: (817) 870-2601
                                            Fax No.: (817) 870-2316

                  Agent:             Bank One, Texas, N.A.
                                            500 Throckmorton Street
                                            Fort Worth, Texas  76102
                                            Attention:  Brad Bartek
                                            Telephone No.: (817) 884-5707
                                            Fax No.: (817) 884-5622

         11.10. REPORTS AND CERTIFICATES. All reports and certificates of each Borrower required by this Agreement must be in form and substance satisfactory to Agent and made under oath before a notary public by an authorized corporate officer or representative of each Borrower.

         11.11. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND SHALL BE PERFORMED IN TARRANT COUNTY, TEXAS.

         11.12 COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE BANKS, AGENT, AND THE BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BANKS, AGENT, OR THE BORROWERS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BANKS, AGENT, AND THE BORROWERS.

         11.13. WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

         11.14. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

         Executed in Fort Worth, Texas, on the date first set forth above.


                                     BORROWERS:
                                     ---------

                                     LOMAK PETROLEUM, INC.


                                     By:________________________________
                                           John H. Pinkerton, President

                                     LOMAK OPERATING COMPANY


                                     By:________________________________
                                           John H. Pinkerton, President

                                     LOMAK PRODUCTION COMPANY


                                     By:________________________________
                                           John H. Pinkerton, President

                                     LOMAK RESOURCES COMPANY


                                     By:________________________________
                                           John H. Pinkerton, President

                                     RED EAGLE RESOURCES CORPORATION


                                     By:________________________________
                                           John H . Pinkerton, President


                                     AGENT:
                                     -----

                                     BANK ONE, TEXAS, N.A.


                                     By:________________________________
                                              Brad Bartek,
                                              Vice President

                                  BANKS:
                                  -----

                                  BANK ONE, TEXAS, N.A.


                                  By:________________________________
                                           Brad Bartek,
                                           Vice President

                                  Lending Office:

                                  500 Throckmorton Street
                                  Fort Worth, Texas  76102

                                  Address for Notices for Credit Matters:

                                  500 Throckmorton Street, 10th Floor
                                  Fort Worth, Texas 76102
                                  Attention: Brad Bartek
                                  Telephone No.: (817) 884-5707
                                  Fax No.: (817) 884-5622

                                  Address for Notices of Operational Matters:

                                  500 Throckmorton Street
                                  Fort Worth, Texas 76102
                                  Attention: Lora Roberts
                                  Telephone No.: (817) 884-4399
                                  Fax No.: (817) 884-4691




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




                                  TEXAS COMMERCE BANK
                                   NATIONAL ASSOCIATION


                                  By:________________________________
                                           Timothy E. Perry,
                                           Senior Vice President

                                  Lending Office:

                                  2200 Ross Avenue
                                  Dallas, Texas  75266-0197

                                  Address for Notices for Credit Matters:

                                  Texas Commerce Bank National Association
                                  2200 Ross Avenue
                                  P. O. Box 660197
                                  Dallas, Texas  75266-0197
                                  Attention:  Timothy E. Perry
                                  Telephone No.: (214) 922-2536
                                  Fax No.: (214) 922-2389

                                  Address for Notices of Operational Matters:

                                  Texas Commerce Bank National Association
                                  2200 Ross Avenue
                                  P. O. Box 660197
                                  Dallas, Texas  75266-0197
                                  Attention: Richard Sink
                                  Telephone No.: (214) 922-2379
                                  Fax No.: (214) 922-2389



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




                                 NATIONSBANK OF TEXAS, N.A.


                                 By:______________________________
                                          J. Scott Fowler,
                                          Vice President

                                 Lending Office:

                                 901 Main Street
                                 64th Floor
                                 Dallas, Texas 75202

                                 Address for Notices for Credit Matters:

                                 NationsBank of Texas, N.A.
                                 901 Main Street
                                 64th Floor
                                 Dallas, Texas 75202
                                 Attention: J. Scott Fowler
                                 Telephone No.: (214) 508-3757
                                 Fax No.: (214) 508-1285

                                 Address for Notices for Operational Matters:

                                 NationsBank of Texas, N.A.
                                 901 Main Street
                                 14th Floor
                                 Dallas, Texas 75202
                                 Attention: Karen Dumond
                                 Telephone No.: (214) 508-2513
                                 Fax No.: (214) 508-1215



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




                                 PNC BANK, NATIONAL ASSOCIATION


                                 By:_______________________________
                                          Philip P. Conti,
                                          Vice President

                                 Lending Office:

                                 One PNC Plaza, Third Floor
                                 Fifth Avenue and Wood Street
                                 Pittsburgh, Pennsylvania 15265

                                 Address for Notices for Credit Matters:

                                 PNC Bank, National Association
                                 One PNC Plaza, Third Floor
                                 Fifth Avenue and Wood Street
                                 Pittsburgh, Pennsylvania 15265
                                 Attention: Philip P. Conti
                                 Telephone No.: (412) 762-2540
                                 Fax No.: (412) 762-2571

                                 Address for Notices of Operational Matters:

                                 PNC Bank, National Association
                                 One PNC Plaza, Third Floor
                                 Fifth Avenue and Wood Street
                                 Pittsburgh, Pennsylvania 15265
                                 Attention: Becky Porter
                                 Telephone No.: (412) 762-2876
                                 Fax No.: (412) 762-2571

                           REVOLVING PROMISSORY NOTE

$___,000,000.00                Fort Worth, Texas    December 20, 1995

         FOR VALUE RECEIVED, on or before November 1, 1998 ("MATURITY DATE"), LOMAK PETROLEUM, INC., a Delaware corporation, LOMAK OPERATING COMPANY, an Ohio corporation, LOMAK PRODUCTION COMPANY, a Delaware corporation, LOMAK RESOURCES COMPANY, a Delaware corporation, and RED EAGLE RESOURCES CORPORATION, a Delaware corporation (hereinafter referred to as "BORROWERS"), jointly and severally promise to pay to the order of BANK ONE, TEXAS, N.A. [TEXAS COMMERCE BANK NATIONAL ASSOCIATION] [NATIONSBANK OF TEXAS, N.A.] [PNC BANK, NATIONAL ASSOCIATION] ("BANK") at the offices of Bank One, Texas, N.A., in Tarrant County, Texas, at 500 Throckmorton Street, Fort Worth, Texas 76102, the principal amount of _______________________ MILLION DOLLARS ($___,000,000.00)
("TOTAL PRINCIPAL AMOUNT"), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Promissory Note ("NOTE") is less than the Total Principal Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Borrowers from the date advanced until paid at a fluctuating rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (as hereafter defined), or (b) the Base Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin (collectively the "CONTRACT RATE"), all as calculated and defined in the Loan Agreement (as hereafter defined). The Contract Rate will be calculated on the basis of the actual days elapsed but computed as if each year consisted of 360 days, with each change in the rate to be charged on this Note to become effective without notice to Borrowers on the effective date of each change in the Maximum Rate or the Contract Rate, as the case may be; provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect. The term "MAXIMUM RATE," as used herein, shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrowers from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

         This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of a Second Amended and Restated Revolving Credit and Term Loan Agreement (as hereafter supplemented, amended, or modified, the "LOAN AGREEMENT") of even date, executed by Borrowers, Bank, and [Bank One, Texas, N.A., Texas Commerce Bank National Association, NationsBank of Texas, N.A., and PNC Bank, National Association] (collectively "LENDERS"). Borrowers promise to repay sums advanced under this Note in accordance with the payment terms set forth in the Loan Agreement; and Borrowers promise to pay interest on the sums advanced under this Note calculated in accordance with the interest rate options set forth in the Loan Agreement.

         This Note evidences obligations and indebtedness from time to time owing by Borrowers to Bank pursuant to the Loan Agreement; and this Note is secured by all collateral described or referred to in the Loan Agreement. This Note, the Loan Agreement, and all other documents evidencing, securing, governing, guaranteeing, or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "LOAN DOCUMENTS." The Loan Documents are held by Bank One, Texas, N.A., as Agent, for the benefit of Bank and Lenders pursuant to the Loan Agreement. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

         To the extent that any interest is not paid on or before the fifth day after it becomes due and payable, Bank may, at its option, add such accrued interest to the principal of this Note. Notwithstanding anything herein to the contrary, upon an Event of Default (as hereinafter defined) or at maturity, whether by acceleration or otherwise, all principal of this Note shall, at the option of Bank, bear interest at the Maximum Rate until paid.

         Under the Loan Agreement, Borrowers may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. Borrowers may borrow, repay, and reborrow hereunder. However, the principal amount outstanding under this Note may never exceed the Bank's Percentage Share of the Borrowing Base as defined in the Loan Agreement. All payments of the indebtedness evidenced by this Note and by any of the other Loan Documents shall be applied as provided in the Loan Agreement. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address indicated above, or such other place as the holder of this Note shall designate in writing to Borrowers. The books and records of Bank shall be PRIMA FACIE evidence of all outstanding principal of and accrued and unpaid interest on this Note.

         Borrowers agree that no advances under this Note shall be used for personal, family, or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment, or other similar purposes.

         Borrowers agree that upon the occurrence of any one or more of the following events of default ("EVENT OF DEFAULT"):

                  (a) failure of Borrowers to pay any installment of principal of or interest on this Note within five days of when due; or

                  (b) the occurrence of any Event of Default specified in the Loan Agreement or in any of the other Loan Documents;

the holder of this Note may, at its option, without further notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies, and recourses available to the holder hereof, including but not limited to any such rights, remedies, or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.

         The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy, or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies, and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively, or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release, or extinguish any right, remedy, or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy, or recourse, or (ii) impair, reduce, release, or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

         This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby, and all provisions shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by law, then it is the express intent of Borrowers and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrowers), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrowers for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrowers to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge, or receive a greater amount of interest, Bank will rely on federal law instead of TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under such Article 5069-1.04, as amended, or under other applicable law by giving notice, if required, to Borrowers as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         In no event shall TEX. REV. CIV. STAT. ANN. art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, is applicable to this Note, the "indicated rate ceiling" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

         If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy, or other legal proceedings of any kind, Borrowers agree to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys fees.

         Borrowers and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges, or releases of collateral, taking of additional collateral, indulgences, or partial payments, either before or after maturity.

         To the extent that any provisions or terms herein conflict with the terms of the Loan Agreement, the Loan Agreement will control.

         THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

         To the extent set forth below, this Note is given in renewal, extension, and modification, but not extinguishment, of amounts left owing and unpaid on the following promissory notes: (a) Revolving Promissory Note dated September 26, 1995, in the stated principal amount of $75,000,000, executed and delivered by Borrowers, and payable to the order of Bank [Bank One, Texas, N.A.], to the extent of $__________; (b) Revolving Promissory Note dated September 26, 1995, in the stated principal amount of $75,000,000, executed and delivered by Borrowers, and payable to the order of Texas Commerce Bank National Association, to the extent of $_________.

         Nothing contained herein or in any other of the Loan Documents shall be construed to release, cancel, terminate, or otherwise impair the status or priority of the liens or security for either of the Revolving Promissory Notes referred to above or for this Note.

BORROWERS:


LOMAK PETROLEUM, INC.                          LOMAK RESOURCES COMPANY

By:____________________________        By:____________________________
         John H. Pinkerton,                                  John H. Pinkerton,
         President                                           President

LOMAK OPERATING COMPANY                        RED EAGLE RESOURCES
                                                     CORPORATION

By:____________________________        By:____________________________
         John H. Pinkerton,                                  John H. Pinkerton,
         President                                           President

LOMAK PRODUCTION COMPANY

By:____________________________
         John H. Pinkerton,
         President

                              TERM PROMISSORY NOTE
                              --------------------

$___,000,000.00                  Fort Worth, Texas    November 1, 1998

         FOR VALUE RECEIVED, on or before November 1, 2002 ("MATURITY DATE"), LOMAK PETROLEUM, INC., a Delaware corporation, LOMAK OPERATING COMPANY, an Ohio corporation, LOMAK PRODUCTION COMPANY, a Delaware corporation, LOMAK RESOURCES COMPANY, a Delaware corporation, and RED EAGLE RESOURCES CORPORATION, a Delaware corporation (hereinafter referred to as "BORROWERS"), jointly and severally promise to pay to the order of BANK ONE, TEXAS, N.A. [TEXAS COMMERCE BANK NATIONAL ASSOCIATION] [NATIONSBANK OF TEXAS, N.A.] [PNC BANK, NATIONAL ASSOCIATION] ("BANK") at the offices of Bank One, Texas, N.A., in Tarrant County, Texas, at 500 Throckmorton Street, Fort Worth, Texas 76102, the principal amount of _______________________ MILLION DOLLARS ($___,000,000.00)
("TOTAL PRINCIPAL AMOUNT"), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Promissory Note ("NOTE") is less than the Total Principal Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Borrowers from the date advanced until paid at a fluctuating rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (as hereafter defined), or (b) the Base Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin (collectively the "CONTRACT RATE"), all as calculated and defined in the Loan Agreement (as hereafter defined). The Contract Rate will be calculated on the basis of the actual days elapsed but computed as if each year consisted of 360 days, with each change in the rate to be charged on this Note to become effective without notice to Borrowers on the effective date of each change in the Maximum Rate or the Contract Rate, as the case may be; provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect. The term "MAXIMUM RATE," as used herein, shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrowers from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

         The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

         (a)   the principal of this Note shall be due and payable in sixteen
(16) equal quarterly installments in the amount of $____ each, together with all accrued but unpaid interest thereon, commencing on February 1, 1999, and continuing upon the first day of each May, August, November, and February thereafter during the term of this Note; and

         (b) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

         This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of a Second Amended and Restated Revolving Credit and Term Loan Agreement (as hereafter supplemented, amended, or modified, the "LOAN AGREEMENT") dated December __, 1995, executed by Borrowers, Bank, and [Bank One, Texas, N.A., Texas Commerce Bank National Association, NationsBank of Texas, N.A., and PNC Bank, National Association] (collectively "LENDERS"). Borrowers promise to pay interest on the sums advanced under this Note calculated in accordance with the interest rate options set forth in the Loan Agreement.

         This Note evidences obligations and indebtedness from time to time owing by Borrowers to Bank pursuant to the Loan Agreement; and this Note is secured by all collateral described or referred to in the Loan Agreement. This Note, the Loan Agreement, and all other documents evidencing, securing, governing, guaranteeing, or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "LOAN DOCUMENTS." The Loan Documents are held by Bank One, Texas, N.A., as Agent, for the benefit of Bank and Lenders pursuant to the Loan Agreement. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

         To the extent that any interest is not paid on or before the fifth day after it becomes due and payable, Bank may, at its option, add such accrued interest to the principal of this Note. Notwithstanding anything herein to the contrary, upon an Event of Default (as hereinafter defined) or at maturity, whether by acceleration or otherwise, all principal of this Note shall, at the option of Bank, bear interest at the Maximum Rate until paid.

         Borrower may from time to time prepay all or any portion of the principal of this Note without premium or penalty, except as may be prohibited by the Loan Agreement. All regularly scheduled payments of the indebtedness evidenced by this Note and by any of the other Loan Documents shall be applied first to any accrued but unpaid interest then due and payable hereunder or thereunder and then to the principal amount then due and payable. All non-regularly scheduled payments shall be applied to such indebtedness in such order and manner as provided in the Loan Agreement. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address indicated above, or such other place as the holder of this Note shall designate in writing to Borrowers. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "BUSINESS DAY" has the meaning assigned in the Loan Agreement. The books and records of Bank shall be PRIMA FACIE evidence of all outstanding principal of and accrued and unpaid interest on this Note.

         Borrowers agree that no advances under this Note shall be used for personal, family, or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment, or other similar purposes.

         Borrowers agree that upon the occurrence of any one or more of the following events of default ("EVENT OF DEFAULT"):

                  (a) failure of Borrowers to pay any installment of principal of or interest on this Note within five days of when due; or

                  (b) the occurrence of any Event of Default specified in the Loan Agreement or in any of the other Loan Documents;

the holder of this Note may, at its option, without further notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies, and recourses available to the holder hereof, including but not limited to any such rights, remedies, or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.

         The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy, or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies, and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively, or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release, or extinguish any right, remedy, or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy, or recourse, or (ii) impair, reduce, release, or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

         This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby, and all provisions shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by law, then it is the express intent of Borrowers and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrowers), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrowers for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrowers to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge, or receive a greater amount of interest, Bank will rely on federal law instead of TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under such Article 5069-1.04, as amended, or under other applicable law by giving notice, if required, to Borrowers as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         In no event shall TEX. REV. CIV. STAT. ANN. art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, is applicable to this Note, the "indicated rate ceiling" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

         If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy, or other legal proceedings of any kind, Borrowers agree to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys fees.

         Borrowers and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges, or releases of collateral, taking of additional collateral, indulgences, or partial payments, either before or after maturity.

         To the extent that any provisions or terms herein conflict with the terms of the Loan Agreement, the Loan Agreement will control.

         THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

         To the extent of $__________, this Note is given in renewal, extension, and modification, but not extinguishment, of amounts left owing and unpaid on that certain Revolving Promissory Note dated December 19, 1995, in the stated principal amount of $__,000,000, executed and delivered by Borrowers, and payable to the order of Bank.

         Nothing contained herein or in any other of the Loan Documents shall be construed to release, cancel, terminate, or otherwise impair the status or priority of the liens or security for the Revolving Promissory Note referred to above or for this Note.

BORROWERS:

LOMAK PETROLEUM, INC.                         LOMAK RESOURCES COMPANY



By:____________________________       By:____________________________
         John H. Pinkerton,                                  John H. Pinkerton,
         President                                           President

LOMAK OPERATING COMPANY                       RED EAGLE RESOURCES
                                                    CORPORATION

By:____________________________       By:____________________________
         John H. Pinkerton,                                  John H. Pinkerton,
         President                                           President

LOMAK PRODUCTION COMPANY

By:____________________________
         John H. Pinkerton,
         President